                                  EXHIBIT 3(3)

                               CONVENTION DE BAIL

                            signee le _______________

                                      entre

                                SITQ BUREAUX INC.

                      dument representee par son mandataire

                                    SITQ INC.

                                 (le "Bailleur")

                                       et

                               NEURO-BIOTECH INC.

                                (le "Locataire")

                               TABLE DES MATIERES


TITRES                                                                             PAGES

PARTIES           .....................................................................1

ARTICLE 1 DISPOSITIONS ESSENTIELLES, DEFINITIONS ET INTENTION..........................1

ARTICLE 2 LOCATION ET LIVRAISON DES LIEUX LOUES.......................................12

ARTICLE 3 SERVICES FOURNIS AU LOCATAIRE...............................................13

ARTICLE 4 LOYER.......................................................................14

ARTICLE 5 FRAIS D'EXPLOITATION ET TAXES FONCIERES.....................................15

ARTICLE 6 TAXES.......................................................................15

ARTICLE 7 UTILISATION ET ENTRETIEN DES LIEUX LOUeS....................................16

ARTICLE 8 AMeLIORATIONS LOCATIVES.....................................................17

ARTICLE 9 ASSURANCES..................................................................19

ARTICLE 10 ACCES DU BAILLEUR AUX LIEUX LOUES..........................................20

ARTICLE 11 ENDOMMAGEMENT ET DESTRUCTION...............................................20

ARTICLE 12 EXPROPRIATION..............................................................21

ARTICLE 13 DOMMAGES...................................................................21

ARTICLE 14 ENSEIGNES ET PUBLICITE.....................................................22

ARTICLE 15 RESPECT DES LOIS ET INDEMNISATION..........................................22

ARTICLE 16 CESSION ET SOUS-LOCATION...................................................22

ARTICLE 17 ASSUJETTISSEMENT ET SUBORDINATION..........................................24

ARTICLE 18 DEFAUT ET RECOURS..........................................................24

ARTICLE 19 AVIS.......................................................................26

ARTICLE 20 FIN DU BAIL................................................................26

ARTICLE 21 RETARD INEVITABLE..........................................................26

ARTICLE 22 MODIFICATION DU BAIL ET ACCOMPLISSEMENT PAR UN TIERS.......................26

ARTICLE 23 DISPOSITIONS ADDITIONNELLES................................................26

ARTICLE 24 REGLEMENTS.................................................................28

ARTICLE 25 DISPOSITIONS SPECIALES/ ANNEXES............................................28


ANNEXES

ANNEXE "B"            DESIGNATION CADASTRALE DE L'IMMEUBLE
ANNEXE "C"            TRAVAUX A ETRE FAITS PAR CHACUNE DES PARTIES
ANNEXE "D"            PLAN DES LIEUX LOUES
ANNEXE "E"            REGLEMENTS
ANNEXE "F"            RESOLUTION DU LOCATAIRE
ANNEXE"G"             REGLES DE MESURAGE POUR EDIFICES SELON BOMA
ANNEXE "H"            CERTIFICAT DU LOCATAIRE
ANNEXE "I"            QUESTIONNAIRE ENVIRONNEMENTAL
ANNEXE "J"            ETAT DE COMPTE
ANNEXE "K"            DEVIS DE MENAGE

                               CONVENTION DE BAIL

ENTRE: SITQ BUREAUX INC., representee par son mandataire SITQ INC., compagnie legalement constituee en vertu des lois de la Province de Quebec, ayant son siege social au Centre de Commerce Mondial de Montreal, 380 ouest, rue Saint-Antoine, Bureau 6000, en la Ville de Montreal, Province de Quebec, H2Y 3X7, representee et agissant aux presentes par Monsieur Daniel Archambault, vice-president, Bureaux et Parcs d'affaires et par Monsieur Jean-Louis Dube, 1er vice-president, Exploitation, Developpement et Construction dument autorises aux fins des presentes, tel qu'ils le declarent;

         (ci-apres appelee le "Bailleur")

ET: NEURO-BIOTECH INC., compagnie legalement constituee en vertu de la Partie 1A de la LOI SUR LES COMPAGNIES DU QUEBEC, ayant son siege social au 1020 route de l'Eglise bureau 600 a Sainte-Foy, representee et agissant aux presentes par Docteur Andree G. Roberge Presidente, Directrice generale, dument autorisee aux fins des presentes tel qu'elle le declare et tel qu'il appert a la resolution ci-jointe a l'Annexe "F";

         (ci-apres appelee le "Locataire")

LES PARTIES CONVIENNENT DE CE QUI SUIT, SAVOIR:

ARTICLE 1
DISPOSITIONS ESSENTIELLES, DEFINITIONS ET INTENTION

1.1 DISPOSITIONS ESSENTIELLES - Voici certaines dispositions essentielles du Bail qui en font partie ET DONT IL EST QUESTION DANS LES DISPOSITIONS SUBSEQUENTES DU PRESENT BAIL:

         1.1.1 LIEUX LOUES: La "SUPERFICIE LOCATIVE DES LIEUX LOUES" est ainsi definie:

            i)    DIX MILLE CENT CINQUANTE (10 150) PIEDS CARRES, DU PREMIER
                  (1er) NOVEMBRE 1997 AU TRENTE ET UN (31) JANVIER 1998;

            ii)   ONZE MILLE SOIXANTE-DIX (11 070) PIEDS CARRES, DU PREMIER
                  (1er) FEVRIER 1998 AU DIX (10) JUILLET 1998;

            iii) DOUZE MILLE NEUF CENT QUARANTE-HUIT (12 948) PIEDS CARRES, DU ONZE (11) JUILLET 1998 AU TRENTE (30) JUIN 1999;

            iv)   ONZE MILLE SOIXANTE-DIX (11 070) PIEDS CARRES, DU PREMIER
                  (1er) JUILLET 1999 AU 30 JUIN 2004;

                  identifie comme le local numero 600 situe au sixieme etage de 1'Edifice situe au 1020 route de l'Eglise, dans la ville de Sainte-Foy, province de Quebec ("Edifice").

         1.1.2 TERME: la periode ("Terme") DE SIX ANS ET HUIT MOIS commencant LE PREMIER (1ER) JOUR DE NOVEMBRE 1997 ("Debut du Bail") et se terminant le TRENTIEME JOUR DE JUIN 2004 ("Fin du Bail"), sous reserve de l'exercice par le Locataire de l'option de renouvellement prevue a l'article 1.1.13.ix (Dispositions Speciales) du Bail.

         1.1.3 USAGE DES LIEUX LOUES: les Lieux Loues seront utilises que pour des fins de LABORATOIRES en recherche et developpement (ou sur consentement du Bailleur toute autre vocation de laboratoire autorisee par les reglements de zonage de la ville de Sainte-Foy) et de BUREAUX et aucune autre fin.

         1.1.4 LOYER MINIMUM: Pour la periode du PREMIER (1er) NOVEMBRE 1997 au TRENTE (30) JUIN 2001, un loyer minimum annuel garanti (le "Loyer Minimum") calcule au taux de TREIZE DOLLARS ET QUARANTE CENTS (13,40 $) le pied carre de la Superficie Locative des Lieux Loues. Le Loyer Minimum sera payable au Bailleur conformement a l'article 4.1 des presentes.

                  Pour la periode du PREMIER (1er) JUILLET 2001 au 30 JUIN 2004, un loyer minimum annuel garanti (le "Loyer Minimum") de CENT SOIXANTE DEUX MILLE NEUF CENT UN DOLLARS ET VINGT CENTS
                  (162 901,20$) payable d'avance, par versements mensuels egaux et consecutifs de TREIZE MILLE CINQ CENT SOIXANTE QUINZE DOLLARS ET DIX CENTS (13 575,10 $) chacun, le 1er jour de chaque mois durant toute cette periode, calcule a un taux net de QUINZE DOLLARS ET QUARANTE CENTS (15,40 $) le pled carre de superficie locative des lieux loues;

         1.1.5 QUOTE-PART: le rapport entre la Superficie Locative des Lieux Loues et la Superficie Locative de l'Immeuble, ce rapport etant presentement fixe par les parties a CINQ VIRGULE DIX-SEPT POUR CENT (5,17%); ce pourcentage pourra varier, en cas d'augmentation ou de diminution de la Superficie Locative des Lieux Loues ou de la Superficie Locative de l'Immeuble.

         1.1.6 FRAIS D'EXPLOITATION DE L'IMMEUBLE: Une Quote-Part pour l'Exercice Financier 1997 de CINQ DOLLARS (5,00 $) le pied carre de la Superficie Locative des Lieux Loues, laquelle Quote-Part sera payee, ajustee et augmentee selon les dispositions de l'article 1.1.13 viii) des presentes.

         1.1.7 TAXES FONCIERES: Une Quote-Part pour l'Exercice Financier 1997 de DEUX DOLLARS ET VINGT-QUATRE CENTS (2,24 $) le pied carre de la Supeficie Locative des Lieux Loues (incluant la surtaxe sur les immeubles non residentiels de UN DOLLAR ET DEUX CENTS (1,02 $) le pied carre de la Superficie Locative des Lieux Loues) laquelle Quote-Part sera payee, ajustee et augmentee selon les dispositions de l'article 5.2 des presentes.

         1.1.8 ELECTRICITE: La section Laboratoire des Lieux Loues ayant un COMPTEUR electrique, le Locataire s'engage a payer promptement, et directement le cout de l'electricite consommee dans, pour et a partir du Laboratoire.

         1.1.9 GAZ NATUREL: La section Laboratoire des Lieux Loues ayant un COMPTEUR de gaz naturel, le Locataire s'engage a payer promptement et directement le cout du gaz naturel consomme dans, pour et a parfir du Laboratoire.

         1.1.10 HEURES D'AFFAIRES: Les Heures d'Affaires des Edifices situes au 1000 et au 1020 route de l'Eglise sont de 7 h 30 a 19 h du Lundi au Vendredi et de 9 h a 17 h le samedi excluant les jours feries et tels autres moments designes par le Bailleur.

                  Le Locataire aura, la possibilite d'avoir, pour ses bureaux, des heures d'affaires excedant ce qui est prevu au premier paragraphe en avisant le Bailleur a cet effet au moins 48 heures a l'avance. Les Heures d'ouverture supplementaires seront chargees au taux de SOIXANTE-QUINZE DOLLARS L'HEURE (75,00 $/h), un minimum de TROIS (3) heures etant alors chargees.

         1.1.11 PAIEMENT DE LOYER: tout paiement qui doit etre fait en vertu du Bail sera fait en monnaie ayant cours legal au Canada, payable a l'ordre de SITQ INC.

AVIS ET ADRESSES:

            i)    dans le cas d'un avis au Bailleur:

                  SITQ Inc.
                  880, chemin Sainte-Foy
                  Bureau 850
                  Quebec (Quebec)
                  G1S 2L2

                  ATTENTION: VICE-PRESIDENT

            ii)   dans le cas d'un avis au Locataire:

                  NEURO BIOTECH INC.
                  1020, route de l'eglise
                  Bureau 600
                  Sainte-Foy (Quebec)
                  GIV 3V9

                  ATTENTION: DOCTEUR ANDREE G. ROBERGE
                  PRESIDENTE, DIRECTRICE GENERALE

         1.1.12   DISPOSITIONS SPECIALES

            i)    GRATUITE

                  Pour toute la duree du Bail, le Locataire ne paiera pas de loyer pour l'espace occupe par la laverie-sterilisation, soit une superficie locative de QUATRE CENT QUATRE-VINGT-DOUZE
                  (492) pieds carres.

                  De plus, le Locataire beneficiera, pour toute la duree du Terme, d'un droit de passage gratuit pour acceder a la laverie, tel qu'il apparait au plan des Lieux Loues depose a l'Annexe "D".

            ii)   PRISE DO POSSESSION DES LIEUX LOUES

                  Le Bailleur livrera la section Bureau (environ TROIS MILLE (3 000) pieds carres) dans un premier temps et cette section sera livree au plus tard le PREMIER (1er) OCTOBRE 1997.
                  La section Laboratoire (environ SIX MILLE (6 000) pieds carres) sera livree au plus tard le PREMIER (1er)
                  NOVEMBRE 1997.

            iii)  VENTILATION/CLIMATISATION DU LABORATOIRE

                  Le Bailleur fournira et installera une unite de climatisation/ventilation controlant la temperature, l'humidite et la ventilation d'une capacite d'environ DOUZE MILLE (12 000 PI(3)) pieds cubes/minute qui sera installee sur la toiture, pour desservir la superficie totale des laboratoires prevus selon les plans et devis et qui seront en operation a l'interieur du sixieme (6(e)) etage et limites uniquement aux besoins du Locataire.

                  Le locataire assumera QUARANTE-CINQ MILLE DOLLARS
                  (45 000,00 $) du cout d'acquisition de la premiere unite de climatisation/ventilation, laquelle sera installee au plus tard le DIX-SEPT (17) OCTOBRE 1997. Le debourse assume par le Locataire est compris dans les sommes dues a la clause 1.1.13 xxiiv nommee transaction.

                  La premiere unite de climatisation/ventilation a etre installee sur le toit controlant la temperature, l'humidite et la ventilation devra avoir une capacite excedentaire d'au moins DIX (10%) pour cent de ce qui est la norme requise et necessaire pour l'operation du laboratoire du Locatalre prevue pour le PREMIER (1er) NOVEMBRE 1997.

                  Le Bailleur installera a ses frais l'unite de climatisation/ventilation. L'entretien de l'unite de climatisation/ventilation sera effectue par le Bailleur, aux frais du Bailleur.

                  Ces dispositions speciales relatives a la climatisation sont applicables uniquement a la section Laboratoire des locaux du locataire. Les dispositions concernant la climatisation de la section Bureaux des locaux du Locataire sont d'autre part prevues dans le present bail.

                  Conformement a une entente intervenue entre les parties en DECEMBRE 1997, le Locataire assumera le cout additionnel des equipements de climatisation/ventilation et chauffage fonctionnant au gaz naturel au montant total de QUATORZE MILLE DEUX GENT SOIXANTE-DIX-SEPT DOLLARS (14 277,00 $) payable dans les sommes dues a la clause 1.1.13 xxiiv nommee transaction.

                  Le Bailleur devra s'assurer et garantir que les normes suivantes seront respectees en tout temps pour les laboratoires:

                  a) Le changement d'air sera d'au moins SEIZE (16) cycles par heure, le pourcentage d'humidite relative devra etre de QUARANTE-CINQ (45%) pour cent a plus ou moins CINQ (5%) pour cent avec un seuil d'alarme fixe a +/- SEPT VIRGULE CINQ (7,5%) pour cent et le seuil maximum est fixe a +/- DIX (10%) pour cent; la temperature devra etre de VINGT (20(0)) degres centigrades a +/- DEUX (2) degres.

                  b) A la fin des travaux, le Bailleur devra s'assurer que le systeme de climatisation/ventilation installe sur le toit controlant la temperature, l'humidite et la ventilation sera verifie et respectera les normes tant a l'installation que lors de la mise en marche initiale. Le Bailleur devra remettre un rapport ecrit ou un certificat attestant que ledit systeme respecte toutes les normes requises pour le bon fonctionnement d'un laboratoire et des exigences du Locataire. Ce certificat sera emis par SNC Lavalin Polygec Pellemon.

                  c) Ledit systeme devra etre verifie au moins une fois par annee ou, le cas echeant, pour motifs valables a la demande du Locataire. Un rapport ecrit de cette verification devra etre remis par le Bailleur au Locataire et tout correctif qui serait requis suite a cet examen devra etre apporte aussitot.

                  d) Les donnees relatives a l'humidite et a la temperature devront etre enregistrees de facon continue, accessibles au Locataire, et reliees au systeme informatique du Locataire. Dans l'eventualite ou des couts seraient engages pour faire le lien avec le systeme informatique du Locataire, celui-ci s'engage a en assumer entierement les frais.

                  Des sondes pour mesurer la temperature et le pourcentage d'humidite seront installees par le Bailleur a plusieurs endroits strategiques dans le laboratoire. Le Bailleur et le Locataire s'entendront sur les endroits ou seront installees ces sondes.

                  Toutefois, seuls les resultats compiles par les sondes installees dans les gaines d'alimentation et retour d'air du systeme de climatisation/ventilation seront utillses pour ajuster le systeme de climatisation/ventilation.

            iv)   HOTTES CHIMIQUES ET RADIO ISOTOPE

                  Le Bailleur fournira et installera les hottes chimiques et radios isotopes ainsi que les cabinets ventiles selon les plans et devis. Lors de l'installation des hottes, le Bailleur devra fournir un certificat de qualite au Locataire. Par la suite, au moins une fois par annee, les hottes devront etre verifiees et un certificat de qualite devra etre remis au Locataire. Le Bailleur devra s'assurer que le systeme d'evacuation central aura la capacite requise pour recevoir QUATRE (4) hottes chimiques additionnelles. L'entretien des hottes sera effectue par le Bailleur, aux frais du Locataire.

            v)    SERVICES EN COMMUN SPECIALISES

                  Le Bailleur amenagera, au rez-de-chaussee de l'lmmeuble, a l'usage de l'ensemble de ses locataires biomedicaux, un Debarcadere ainsi qu'une Aire de Services en Commun permettant d'effectuer les operations suivantes:

                  a)       entreposage et elimination des bonbonnes de gaz;

                  b) entreposage des dechets chimiques, solides et liquides;

                  c) entreposage des dechets biologiques (sang, tissus, etc.);

                  d) entreposage des dechets radioactifs, solides et liquides;

                  Le plan de l'Aire de Services en Commun et le partage des responsabilites relative a cette Aire sont presentes en Annexe "D".

                  Un ascenseur sera reserve uniquement pour servir a titre de monte-charge pour lesdits services et marchandises.

            vi)   LAVERIE-STERILISATION ET ENTREPOT

                  Le Bailleur amenagera a ses frais au sixieme (6(e)) etage de l'lmmeuble des locaux a l'usage du Locataire selon des esquisses pre-approuvees en date du SEPT (7) NOVEMBRE 1997 et exprimees comme suit:

                  a) un local nomme Laverie-Sterillisation, d'une superficie de QUATRE CENT QUATRE-VINGT-DOUZE (492 P.C.) pieds carres. Un service de Laverie-Sterilisation pourraetre offert a d'autres locataires de l'Edifice, sur consentement de Neuro-Biotech, (lequel ne pourra refuser sans motif serieux) et selon les modalites a etre determinees par ce dernier afin de repondre aux normes des ((Bonnes Pratiques de Laboratoire)). Le Bailleur cede au Locataire un droit de gestion du service de Laverie-Sterilisation.

                  b) un local nomme Entrepot, d'une superficie de QUATRE CENT VINGT-CINQ pieds carres (425 P.C.);

                  c) QUATRE (4) bureaux a l'emplacement ou etait un entrepot.

                  Le Bailleur installera a ses frais dans la
                  Laverie-Sterilisation les equipements dont le Locataire aura fait l'acquisition, soit:

                  a)       un autoclave pour sterilisation;

                  b)       un lave-verrerie;

                  c)       un systeme de filtration de l'eau domestique.

                  Le tout selon les specifications du Locataire et des manufacturiers.

                  Le Bailleur sera responsable des couts energetiques des equipements installes dans la Laverie-Sterilisation; la firme SNC-Lavalin estimera cette depense energetique et elle sera deduite des facturations de consommation d'energie du Locataire.

            vii)  GENERATRICE

                  Le Bailleur fournira et installera une generatrice ayant une capacite excedentaire d'au moins CINQUANTE (50%) pour cent de la charge requise pour assurer la continuite des operations du laboratoire tout en respectant les exigences de ventilation, climatisation et humidification. Le Bailleur fournira le local pour recevoir la generatrice. La charge maximale raccordee pour le Locataire est de 300 KVA. La charge maximale de la generatrice est de 600 KVA.

                  Le Bailleur garantit au Locataire que le raccordement entre la generatrice et le systeme UPS du Locataire est accessible et operationnel a l'interieur de VINGT (20) minutes, selon les procedures de validation mises en place.

            viii) FRAIS D'EXPLOITATION

                  Nonobstant l'article 5 du Bail, les Frais d'Exploitation seront ajustes annuellement selon le moindre des deux montants sulvants:

                  - le cout reel des frais d'exploitation calcule conformement a l'article 5;

                  - le cout des frais d'exploitation indexe suivant l'indice des prix a la consommation (I.P.C.) de Statistiques Canada de chaque annee, selon la formule:


                    Cout des frais d'exploitation fixe
                    pour la premiere annee de Bail            Indice Nouveau
                                                           --------------------
                    ($5.00) X                                 Indice de base

                  L'indice de base est l'indice general des prix a la consommation (non-desaisonnalise ) de la Ville de Quebec pour le mois de JUILLET precedant le Debut du Bail. L'indice de base pour l'annee 1997 est de CENT TRENTE-QUATRE VIRGULE NEUF (134,9).

                  L'indice nouveau est l'indice general des prix a la consommation (non-desaisonnalise) de la Ville de Quebec pour le mols de JUILLET precedant l'annee d'ajustement.

                  Le Locataire paiera sa quote-part des Frais d'Exploitation en meme temps que le Loyer Minimum. Un rajustement sera fait a la fin de chaque Exercice Financier pour refleter les Frais d'Exploitation qui devront etre charges.

            ix)   SECURITE

                  La securite de l'immeuble sera la responsabilite du Bailleur. Le Locataire sera responsable de la securite des Lieux Loues.

            x)    STATIONNEMENT

                  Le Bailleur reserve au Locataire pour lui-meme, ses preposes et/ou employes un maximum de VINGT-SIX (26) espaces de stationnement dont il pourra disposer. NEUF (9) de ces espaces de stationnement seront gratuits et les DIX-SEPT (17) autres espaces de stationnement seront disponibles au cout de VINGT-CINQ DOLLARS (25,00 $) chacun par mois. Dans l'eventualite ou les besoins en espaces de stationnement du Locataire augmenteraient, le Locataire pourra, suite a une nouvelle entente avec le Bailleur et dans la mesure ou des espaces de stationnement seront disponibles, occuper les espaces de stationnement negocies aux memes termes et conditions qu'aux presentes.

                  Le Bailleur accordera au Locataire pour sa clientele un montant maximum de TROIS CENTS DOLLARS (300,00 $) en timbres de stationnement remis au Locataire en un seul versement a chaque date anniversaire du Bail et ce, pour toute la duree du Bail.

                  Le Bailleur est responsable de l'entretien du Stationnement.

            xi)   PROPRIETE DU LOCATAIRE

                  Tous les biens meubles payes directement par le Locataire demeureront sa propriete et il pourra les transporter a la fin de son Bail, sans toutefois etre tenu de le faire. Aucun dommage ne sera du au Bailleur si le Locataire decide de ne pas apporter ses biens meubles.

            xii)  RELOCALISATION

                  L'article 2.6 du Bail (relocalisation) est modifie comme suit:

                  "(...) Avant de proceder a telle relocalisation, le Bailleur devra donner un avis ecrit au Locataire, lequel devra preceder la date choisie pour la relocalisation d'au moins TROIS (3) mois si les Lieux Loues sont deja occupes par le Locataire, ou d'au moins UN (1) mois dans tous autres cas.

                  Les nouveaux locaux assignes au Locataire seront alors designes comme etant les "Lieux Loues" et le Loyer Minimum et les Loyers Additionnels seront rajustes selon la superficie des nouveaux locaux.

                  Le Bailleur prendra a sa charge tous les frais decoulant de ladite relocalisation.

            xiii) VISITE DES LIEUX LOUES

                  Nonobstant l'article 10 du Bail, le Bailleur devra aviser le Locataire au moins QUARANTE-HUIT (48) heures a l'avance pour toutes visites des lieux loues et cette visite devra obligatoirement toujours avoir lieu en presence du Locataire.

            xiv)  AMUBLEMENT

                  Le Locataire fournira et installera son ameublement de Laboratoire et ses casiers a vetements.

            xv)   TRAVAUX

                  Le Bailleur s'assurera que les travaux qu'il effectuera de temps a autre dans l'Immeuble ne devront en aucun temps et d'aucune facon affecter le bon fonctionnement du laboratoire du Locataire. Le Bailleur devra s'assurer qu'une coordination soit d'abord effectuee par les parties quant a la facon de proceder. De plus, le Bailleur devra fournir un preavis raisonnable au Locataire a l'effet qu'il effectuera des travaux.

            xvi)  SYSTEME UPS

                  Le Locataire fournira et le Bailleur installera a ses frais un systeme UPS permettant de raccorder les charges informatiques des ordinateurs et de certains appareils.

            xvii) VOCATION DU LABORATOIRE

                  Le Locataire garantit au Bailleur que dans le laboratoire il n'y aura que des travaux de recherche et developpement. Le Locataire pourra egalement, sur consentement du Bailleur, exercer toute autre activite de laboratoire autorisee par les Lois et reglements pertinents et plus precisement par le reglement de zonage de la ville de Sainte-Foy.

           xviii) LOCATION DE BUREAUX

                  En autant qu'il y ait des espaces de location disponibles dans l'Edifice, le Bailleur accordera la possibilite au Locataire de louer d'autres espaces a bureaux aux conditions de location alors en vigueur dans l'Edifice.

            xix)  PERMIS

                  Le Bailleur a remis au Locataire des copies de tous les permis, tant municipal, provincial, federal ou autres, etablissant que le Bailleur a respecte toutes les exigences legislatives et reglementaires concernant l'ensemble des travaux et ceux lies a un laboratoire.

            xx)   EXCLUSIVITE

                  Nonobstant l'article 7.2, le Locataire devra etre avise par ecrit, avant la signature du Bail, de toute clause d'exclusivite et clause de non concurrence que le Bailleur a accordees pour qu'elles puissent lui etre opposables. En date de signature du present Bail, le Bailleur declare avoir accorde a un locataire une clause d'exclusivite a l'egard de la pratique de la profession d'ingenieur.

            xxi)  DROLT DE PREMIER REFUS

                  Pour toute la duree du Bail mais non de son renouvellement et pourvu qu'il ne soit pas en defaut en vertu du present Bail, le Locataire beneficiera d'un droit de premier refus a l'egard de la Superficie Locative disponible situee au sixieme etage de l'Immeuble (environ DEUX MILLE CINQ CENTS (2 500 P.C.) pieds carres). Si une offre de location est acceptee par le Bailleur et par un locataire potentiel concernant un tel espace, le Bailleur devra en aviser le Locataire designe aux presentes et celui-ci, a compter de la reception d'un tel avis, disposera d'une periode de CINQ (5) jours ouvrables pour egaler cette offre et ainsi exercer son droit de premier refus. Pour egaler une offre, le Locataire devra faire siennes les modalites proposees dans l'offre, incluant notamment le Loyer, l'usage des Lieux Loues et les amenagements projetes. Un refus ou une omission, par le Locataire, d'egaler une offre, n'aura pas pour effet de lui faire perdre le present droit a l'egard d'offres subsequentes.

            xxii) MODIFICATION DE L'ARTICLE 3.1.6.

                  L'ajout suivant est apporte a l'article 3.1.6: Le devis d'entretien menager applique par le Bailleur apparait en Annexe ((K)).

           xxiii) MODIFICATION DE L'ARTICLE 13.2

                  L'article 13.2 est rature et modifie comme suit:
                  RESPONSABILITE LIMITEE - Meme en cas de faute de sa part, la responsabilite du Bailleur ne s'etendra qu'aux meubles, installations ordinaires du Locataire, ameublement de laboratoire du Locataire, equipements specialises et equipements mecaniques sur le toit, a l'exclusion de documents, d'argent et de valeurs mobilieres

            xxiv) MODIFICATION DE L'ARTICLE 20.2

                  L'article 20.2 doit etre complete comme suit: Nonobstant ce qui precede, si lors de la fin du Bail, les parties sont en negociation d'un renouvellement, le Locataire pourra continuer l'occupation moyennant un Loyer Minimum mensuel egal a celui qu'il payait a la fin du Terme, les autres conditions du Bail demeurant les memes. Ce privilege durera trois (3) mois ou lorsque les negociations de renouvellement prendront fin, soit a la premiere de ces deux dates. Apres cette date, le paragraphe precedent sera applique.

            xxv)  TRANSACTION

                  Les parties conviennent que les elements suivants font l'objet d'une transaction entre elles, conformement aux articles 2631 et s. du Code Civil du Quebec.

                  (1) Le Locataire retrocede au Bailleur une partie de l'espace loue, portant la Superficie Locative des Lieux Loues de 12 948 PIEDS CARRES A 11 070 PIEDS CARRES, a compter du ler juillet 1999. Le Locataire s'engage a verser au Bailleur le Loyer (Minimum et Additionnel) prevu au present Bail, lequel Loyer tient compte de la nouvelle Superficie Locative.

                  (2) En date du 31 juillet 1999, le Locataire reconnait devoir la somme de SEPT CENT QUARANTE ET UN MILLE CINQ CENT CINQUANTE-TROIS DOLLARS ET QUATRE VINGT-ONZE CENTS
                  (741 553,91 $) au Bailleur a titre de loyer impaye, de factures de gaz naturel, electricite, demandes de service et travaux d'amenagement impayes, le tout tel que decrit a l'annexe J des presentes. Les parties conviennent que le Locataire remboursera cette somme au Bailleur de la facon suivante:

                  - Il remettra la somme de DEUX CENT MILLE DOLLARS (200 000,00 $) au Bailleur lors de la signature du present Bail;

                  - Il remboursera le solde au Bailleur, soit la somme de CINQ CENT QUARANTE ET UN MILLE CINQ CENT CINQUANTE-TROIS DOLLARS ET QUATRE VINGT-ONZE CENTS (541 553,91 $), en CINQ (5) versements annuels, egaux et consecutifs au montant de CENT HUIT MILLE TROIS CENT ONZE DOLLARS (108 311 $) chacun, le ler juillet de chaque annee durant le Bail, le premier versement devant etre effectue le LER JUILLET 2000 et le dernier le LER JUIN 2004.

                  DE PLUS, LORS DE LA SIGNATURE DES PRESENTES, LE LOCATAIRE VERSERA AU BAILLEUR LES LOYERS DE AOUT ET SEPTEMBRE 1999.

1.2 DEFINITIONS - LES EXPRESSIONS ET MOTS SUIVANTS ONT, A MOINS D'INCOMPATIBILITE AVEC LE CONTEXTE DANS LEQUEL ILS SONT UTILISES, LES SIGNIFICATIONS SUIVANTES:

         1.2.1 "AUTORITE FISCALE": toute autorite gouvernementale de quelque niveau, autorisee a taxer.

         1.2.2 "BALLEUR": renvoit au present contrat et comprend les annexes ainsi que toutes modifications.

         1.2.3    "BAILLEUR": le Proprietaire de l'Immeuble ou son Mandataire.

         1.2.4 "CONTAMINANTS ET MATIERES DANGEREUSES": ont le sens que leur attribuent les Lois Environnementales et incluent toute matiere qui, en raison de ses proprietes, presente un danger reel ou potentiel pour l'environnement ou pour la sante des usagers de l'Immeuble ou des Lieux Loues.

         1.2.5 "EXERCICE FINANCIER": une periode commencant le PREMIER (1er) jour de JANVIER d'une annee et se terminant le dernier jour de DECEMBRE suivant, a l'exception du premier Exercice Financier, lequel debutera en meme temps que le present Bail et se terminera le TRENTE ET UNIEME (3l(e)) jour de DECEMBRE suivant et a l'exception du dernier Exercice Financier, lequel se terminera en meme temps que le present Bail; toutefois, le Bailleur se reserve expressement le droit de changer l'Exercice Financier et sa duree. Advenant un changement a la duree d'un Exercice Financier ou si une partie seulement d'un Exercice Financier est comprise dans le Terme, les parties feront les rajustements d'usage dans un delai raisonnable.

         1.2.6 "FRAIS D'EXPLOITATION": tous les frais attribuables a l'exploitation, l'administration, l'entretien, la reparation, la supervision et la gestion de l'Immeuble incluant notarnment:

            1.2.6.1 les salaires, gages et couts relies aux avantages sociaux et regimes de retraite des employes du Bailleur affectes a l'exploitation, a l'entretien, a la reparation, a la surveillance, a la supervision et a la gestion de l'Immeuble;

            1.2.6.2 le cout de tous les biens et services fournis, employes ou utilises pour l'exploitation, l'entretien, la reparation, la surveillance, la supervision et la gestion de l'Immeuble, a l'exception du cout des biens et services speciaux fournis a certains locataires de l'Immeuble et dont ces derniers sont responsables;

            1.2.6.3 la valeur locative raisonnable de l'espace occupe par les employes du Bailleur affectes a l'administration, la supervision ou la gestion de l'Immeuble, de meme que l'espace requis ou utilise dans l'Immeuble pour fins de securite, bien-etre, sante, protection ou autres services semblables, pour le benefice de l'Immeuble et de ses usagers en general;

            1.2.6.4 les couts relies au maintien d'un service d'ordre et de securite;

            1.2.6.5 les frais de verification, comptabilite et gestion encourus relativement a l'exploitation de l'Immeuble;

            1.2.6.6 les couts relies a l'amenagement, a l'entretien, a la reparation et a la decoration des Installations et Aires Communes de l'Immeuble, y compris le nettoyage des fenetres et des murs exterieurs, l'enlevement de la neige, le nettoyage, la reparation et l'entretien du Terrain et les contrats avec des entrepreneurs independants;

            1.2.6.7 le cout de toutes les reparations a l'Immeuble ainsi que le remplacement de tout equipement, appareil, machinerie ou autres biens de l'Immeuble;

            1.2.6.8 le cout des modifications et ameliorations a l'Immeuble y compris a la machinerie et a l'equipement qui s'y trouvent ainsi que le cout des modifications, de tous ajouts d'equipement et de tous services specialises necessaires a l'instauration dans l'lmmeuble de mesures d'economie d'energie lorsque, de l'avis du Bailleur, telles depenses pourraient reduire les Frais d'Exploitation ou seraient de nature a ameliorer le bien-etre ou la securite des locataires ou autres occupants de l'Immeuble ou si ces equipements, modifications, materiels ou ameliorations sont exiges par la Loi;

            1.2.6.9 la totalite de l'amortissement en capital, calcule selon la methode d'amortissement lineaire, en fonction de la duree utile des immobilisations, ou en fonction de toute autre periode plus courte que pourra determiner raisonnablement le Bailleur, sur le cout de tout equipement, appareil ou machinerie ou autres biens requis pour l'exploitation, l'entretien, la reparation, la surveillance, la supervision, la gestion, la modification et l'amelioration de l'lmmeuble, l'instauration de mesures d'economie d'energie qui, de l'avis du Bailleur, ont une duree utile plus longue qu'un Exercice Financier et dont le cout n'a pas ete inclus au complet dans les Frais d'Exploitation de l'Exercice Financier lors de leur acquisition (conformement aux principes de comptabilite generalement reconnus).

            1.2.6.10 Le cout de l'energie pour assurer:

                     l'humidification, le chauffage, la ventilation, la climatisation et l'eclairage de l'Immeuble n'excedant pas les normes prevues aux presentes, la fourniture de l'eau chaude domestique en tout temps et tous les autres services de l'Immeuble requerant de l'energie excluant les sommes payees par le Locataire conformement a l'Article 3.6 des presentes.

            1.2.6.11 le cout reel de toutes les primes des polices d'assurance pouvant etre souscrites par le Bailleur relativement a l'Immeuble, conformement a des pratiques d'assurance prudentes ou selon les exigences des creanciers du Bailleur, ainsi que le paiement des franchises.

                     AUCUNE CO-ASSURANCE - Nonobstant le fait qu'il paie sa part des primes des polices d'assurance souscrites par le Bailleur, le Locataire reconnait qu'il n'est pas un co-assure, qu'il n'a aucun interet assurable dans lesdites polices et qu'il demeure responsable de tout dommage pouvant etre cause par sa faute, sa negligence, ses actes ou ses omissions ou ceux des personnes auxquelles il permet l'usage des Lieux Loues ou l'acces a ceux-ci. Le Bailleur et ses assureurs ne renoncent pas a leur droit de reclamer du Locataire tous les dommages dont ce dernier est responsable aux termes du Bail ou de la Loi.

            1.2.6.12 des honoraires d'administration annuels de QUINZE (15%)
                     pour cent, calcules sur le total des Frais d'Exploitation.

         1.2.7 "IMMEUBLE": le terrain decrit a l'Annexe "B", plus l'Edifice et autres constructions qui y sont eriges, tel qu'existant de temps a autre.

         1.2.8 "INSTALLATIONS ET AIRES COMMUNES DE L'IMMEUBLE": toutes les aires et tous les elements de l'Immeuble qui ne sont pas destines au benefice exclusif d'un locataire particulier, tel que determine par le Bailleur de temps a autre.

         1.2.9 "LIEUX LOUES": un local delimite en rouge a l'Annexe "D", tel que decrit a l'article 1.1.1 des presentes et sujet au mesurage de l'architecte ou l'arpenteur-geometre du Bailleur.

         1.2.10   "LOCATAIRE": le Locataire ou son successeur.

         1.2.11 "LOIS ENVIRONNEMENTALES": toutes dispositions legislatives et reglementaires de nature environnementale, federale, provinciale ou municipale, incluant, dans tous les cas, tous jugements, ordonnances, avis, avis d'infraction, decrets, codes, regles, directives, politiques, lignes directrices et guides, autorisations, certificats d'autorisation, approbations, permissions et permis emis par toutes autorites competentes, le tout tel qu'ils peuvent etre modifies de temps a autre;

         1.2.12   "LOYER": Loyer Minimum plus Loyer Additionnel.

         1.2.13 "LOYER ADDITIONNEL": toutes les obligations financieres du Locataire autres que le Loyer Minimum.

         1.2.14 "RETARD INEVITABLE": un delai occasionne par des circonstances (autres que les conditions financieres d'une des parties), hors du controle raisonnable du Bailleur ou du Locataire, suivant le cas.

         1.2.15 "SUPERFICIE LOCATIVE": relativement aux Lieux Loues, signifie la superficie calculee selon les criteres de calcul de BOMA tels que definis a l'Annexe "G"; lorsque relative a l'Immeuble, elle signifie le total de toutes les Superficies Locatives des locaux destines a la location dans l'Immeuble. En tout temps pendant le Terme, la Superficie Locative des Lieux Loues pourra etre determinee d'une facon definitive par l'architecte ou l'arpenteur-geometre du

                  Bailleur. Le certificat de l'architecte ou de l'arpenteur-geometre quant a la Superficie Locative des Lieux Loues sera definitif et liera les parties aux presentes retroactivement a la date de Debut du Bail.

         1.2.16 "SURTAXE" signifie toute taxe sur les immeubles non-residentiels ainsi que toute autre taxe, le cas echeant, pouvant etre imposee en vertu de la Lol sur la Fiscalite Municipale, L.R.Q., c. F-2.1 telle que modifiee par L.Q. 1991,
                  c. 32 et L.Q. 1992, c. 53 ou par toutes autres modifications ulterieures.

         1.2.17 "TAUX PREFERENTIEL': le taux designe de temps a autre par la Banque Nationale du Canada comme etant son taux preferentiel, plus TROIS (3) points de pourcentage.

         1.2.18 "TAXES": toutes impositions gouvernementales normalement payees par les locataires (exemples: taxes d'eau et d'affaires, TVQ, TPS), qu'elles se rapportent aux Lieux Loues, a leur contenu ou aux affaires qui y origines.

         1.2.19 "TAXES FONCIERES": toutes les impositions gouvernementales, de quelque nature que ce soit, attribuables a la propriete ou a l'exploitation de l'Immeuble, y compris les interets sur les paiements differes, a l'exception des impots sur les revenus du Bailleur ou sur son capital (sauf pour la part de taxe sur le capital attribuable a l'Immeuble, laquelle est comprise) et de tout droit sur les mutations immobilieres.

         1.2.20 "TERME": la periode commencant au Debut du Bail et se terminant a la Fin du Bail.

         1.2.21 "TERRAIN": tous les lots ou parties de lots decrits a l'Annexe "B" du Bail.

1.3 INTENTION - L'intention des parties est que le Bailleur percoive un loyer entierement net. A moins d'etre specifiquement prevu dans ce Bail, le Bailleur ne sera donc responsable d'aucune depense de quelque nature que ce soit, se rapportant aux Lieux Loues, cette responsabilite incombant entierement au Locataire.

ARTICLE 2
LOCATION ET LIVRAISON DES LIEUX LOUES

2.1 LOCATION DES LIEUX LOUES - Le Bailleur loue les Lieux Loues au Locataire pour le Terme et en consideration du Loyer payable par le Locataire et des autres termes et obligations a etre observes et executes par le Locataire aux termes du present Bail.

2.2 LIVRAISON ET FINITION DES LIEUX LOUES - Le Locataire reconnait expressement avoir soigneusement examine les Lieux Loues, dans leur etat present et en etre pleinement satisfait. Si un tel examen n'a pas ete effectue, le Locataire s'engage a le faire lors de la livraison des Lieux Loues et a aviser le Bailleur, dans les DIX (10) jours de cette livraison, de tout defaut s'y trouvant. A defaut de ce faire, il sera repute avoir pris livraison des Lieux Loues en bon etat et en etre satisfait et, reconnaitre que le Bailleur s'est acquitte de toutes ses obligations quant a l'amenagement et la livraison des Lieux Loues et que les Lieux Loues peuvent servir a l'usage pour lequel ils ont ete loues. L'Annexe "C" determine les travaux, le cas echeant, a etre faits par chacune des parties et en repartit les couts.

2.3 DEFICIENCES MINEURES - Les Lieux Loues seront consideres prets pour livraison et par consequent il y aura Debut du Bail, meme s'il existe des travaux inacheves dans l'Immeuble, dans la mesure ou ces derniers n'entravent pas, de facon significative, l'usage des Lieux Loues.

2.4 RETARD DANS LES AMELIORATIONS LOCATIVES DU LOCATAIRE - Si le Bailleur accepte que le Locataire fasse des ameliorations locatives dans les Lieux Loues, tel que prevu a l'Annexe "C", et que celles-ci ne sont pas terminees avant le Debut du Bail, le Terme n'en sera nullement affecte.

2.5 RETARD DANS LES AMELIORATIONS LOCATIVES DU BAILLEUR - Si le Bailleur accepte de faire des ameliorations locatives dans les Lieux Loues, le tout tel que prevu a l'Annexe "C", et que celles-ci ne sont pas terminees avant le Debut du Bail pour une cause imputable au Locataire, le Terme n'en sera nullement touche. Si le retard est imputable au Bailleur, le Locataire ne pourra reclamer aucun dommage mais le Debut du Bail sera toutefois reporte du nombre de jours equivalent au nombre de jours de retard.

2.6 RELOCALISATION - Le Bailleur aura le droit, en tout temps, de substituer aux Lieux Loues tous autres locaux situes dans l'Immeuble, pourvu qu'ils soient substantiellement semblables aux Lieux Loues, tant sur le plan de l'espace que sur celui de l'utilisation pour lequel le Locataire destinait les Lieux Loues.

         Si les Lieux Loues sont deja occupes par le Locataire, a la date de la relocalisation, le Bailleur devra assumer tous les frais raisonnables de demenagement du Locataire dans les nouveaux locaux et il devra faire en sorte que tel demenagement se fasse avec diligence et cause le moins d'inconvenients possibles au Locataire.

         Les nouveaux locaux assignes au Locataire seront alors designes comme etant les "Lieux Loues" et le Loyer et les Loyers Additionnels seront rajustes selon la superficie des nouveaux locaux.

ARTICLE 3
SERVICES FOURNIS AU LOCATAIRE

3.1 DESCRIPTION DES SERVICES - Le Bailleur fournira au Locataire les services suivants:

         3.1.1 "AIR CLIMATISE": Le Bailleur climatisera les Lieux Loues durant les Heures d'Affaires. Toutes demandes speciales seront a la charge du Locataire. Le Locataire sera responsable de tout mauvais fonctionnement du systeme attribuable a des cloisonnements non conformes, a des changements aux Lieux Loues, a l'absence de pare-soleil, a l'usage excessif de pouvoir electrique ou a l'utilisation d'appareils provoquant un degagement de chaleur excessif par le Locataire.

         3.1.2 "ASCENSEURS": Le Bailleur fera fonctionner les ascenseurs pour passagers pendant les Heures d'Affaires. Un service d'ascenseur limite sera disponible aux autres moments.

                  Le Locataire aura l'usage des escaliers mecaniques, le cas echeant, et des ascenseurs, en commun avec toutes autres personnes y ayant acces.

                  Seul le monte-charge, s'il y en a un, devra etre utilise pour le transport d'objets mobiliers destines aux Lieux Loues, le tout suivant les consignes du Bailleur. Les livraisons devront etre effectuees au quai de livraison de l'Immeuble par les representants du Locataire.

         3.1.3 "CHAUFFAGE": Le Bailleur chauffera les Lieux Loues pendant les Heures d'Affaires. Le Locataire sera responsable de tout mauvais fonctionnement du systeme attribuable a des cloisonnements non conformes ou a des changements aux Lieux Loues.

         3.1.4 "ECLAIRAGE": Le Bailleur fournira, a ses frais, au Debut du Bail, l'appareillage electrique standard de l'Edifice ainsi que les "Fournitures" necessaires a son fonctionnement tel que lampes, ampoules et demarreurs. Par la suite, les Fournitures seront a la charge du Locataire, le Bailleur se reservant le droit de remplacer l'ensemble des Fournitures en tout ou en partie, si cette pratique correspond a une saine gestion immobiliere.

         3.1.5 "HEURES D'OUVERTURE": L'Edifice sera ouvert pendant les Heures d'Affaires. En tout autre temps, le Bailleur verra a ce que les Lieux Loues soient raisonnablement accessibles.

         3.1.6 "NETTOYAGE": Le Bailleur verra a faire nettoyer les Lieux Loues en dehors des Heures d'Affaires, suivant ses normes habituelles. Le Locataire verra a laisser les Lieux Loues dans un etat convenable. Si le revetement des parois ou du plancher des Lieux Loues est different des revetements standards de lEdifice ou si des services additionnels sont requis par le Locataire, ce dernier devra payer au Bailleur les frais supplementaires qui en decouleront a titre de Loyer Additionnel.

3.2 USAGE DES INSTALLATIONS ET AIRES COMMUNES - Le Locataire pourra utiliser et beneficier des Installations et Aires Communes de l'Immeuble en commun avec tous ceux qui y auront egalement droit et acces. Le Bailleur pourra en tout temps changer la forme et la destination de l'Immeuble, de ses Installations et Aires Communes en autant que la jouissance des Lieux Loues ne soit pas affectee de facon importante.

3.3 FOURNITURES ET SERVICES - Seuls le Bailleur ou les fournisseurs designes par lui pourront fournir les fournitures et services electriques, qui seront factures a un taux comparable au taux du marche.

3.4 SUSPENSION DES SERVICES - Le Bailleur aura le droit de suspendre ou de modifier tout service a fournir en vertu du Bail, pour le temps qu'il jugera raisonnable, en cas d'accident ou pour faire des travaux ou encore pour toute cause en dehors du controle du Bailleur.

3.5 SERVICES ADDITIONNELS - Tous services additionnels ou en dehors des Heures d'Affaires que le Bailleur pourrait accepter de fournir au Locataire seront fournis sur preavis suffisant et aux frais du Locataire. Ces frais equivaudront au cout engage par le Bailleur augmente d'honoraires d'administration de QUINZE (15%) pour cent.

3.6 L'electricite consommee dans les Lieux Loues sera facturee tous les mois au Locataire, basee sur le taux courant d'energie electrique et sera assujetti aux augmentations d'Hydro-Quebec dans les annees subsequentes.

         Le courant electrique fourni par le Bailleur sera suffisant pour repondre a une demande maximale de TRENTE-CINQ (35) watts au metre carre.

         Le Bailleur facturera au Locataire ce Loyer Additionnel qui sera calcule de facon a ne pas exceder le montant que paierait autrement le Locataire en vertu du taux general de service fixe par Hydro-Quebec qu'il soit enregistre sur un compteur separe et/ou selon un estime de consommation d'energie conformement a la grille tarifaire d'Hydro-Quebec. L'engagement du Bailleur en vertu des presentes est pris sous reserve des reglements d'Hydro-Quebec ou de toute autre autorite competente.

         Nonobstant ce qui precede, le Bailleur se reserve le droit d'installer un ou plusieurs sous-compteurs, auquel cas le Locataire paiera l'energie consommee selon ce qui est indique sur le ou les sous-compteurs, le tout conformement a la grille tarifaire d'Hydro-Ouebec.

         Le Locataire s'engage a ne jamais avoir une consommation de courant depassant la capacite des installations approvisionant les Lieux Loues. Le Bailleur aura le droit de faire les verifications qui s'imposent.

3.7 DOMMAGES OCCASIONNES A L'OCCASION DE LA FOURNITURE DE SERVICES - Le Bailleur ne sera responsable envers qui que ce soit d'aucun dommage se rapportant aux services decrits dans cet Article, que ces services soient fournis ou non, a moins qu'il y ait eu faute ou negligence du Bailleur ou de ses preposes. En aucun cas, le Locataire n'aura le droit de reduire le Loyer ou de resilier le Bail. Cependant, le Bailleur devra, dans la mesure du possible, remedier a la situation avec diligence et dans un delai raisonnable.

ARTICLE 4
LOYER

4.1 Le Loyer sera payable d'avance, le PREMIER (1ER) jour de chaque mois, par versements mensuels, egaux et consecutifs, a l'exception de la Quote-Part des Taxes Foncieres qui


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                                       15

         sera payable, tel que prevu a l'Article 5.5, au bureau designe par le Bailleur sans avis et sans diminution ni compensation aucune. Les rajustements pour les parties de mois seront faits sur une base per diem.

ARTICLE 5
FRAIS D'EXPLOITATION ET TAXES FONCIERES

5.1      FRAIS D'EXPLOITATION:

         5.1.1 Au Debut du Bail et subsequemment avant ou au debut de chaque Exercice Financier, le Bailleur estimera le montant des Frais d'Exploitation pour l'Exercice Financier a venir et facturera le Locataire pour sa Quote-Part, laquelle sera payable a titre de Loyer Additionnel.

         5.1.2 A la fin de chaque Exercice Financier, le Bailleur fournira au Locataire un releve verifie par un cabinet independant de comptables agrees detaillant les Frais d'Exploitation veritables pour l'Exercice Financier echu. Ce releve verifie sera concluant. S'il etablit que les paiements faits par le Locataire sont inferieurs ou superieurs aux paiements que le Locataire aurait du effectuer, les parties feront les rajustements d'usage dans un delai raisonnable.

         5.1.3 MODIFICATION DE L'ESTIME DES FRAIS D'EXPLOITATION - Le Bailleur pourra, de temps a autre, au cours d'un Exercice Financier, reevaluer son estime des Frais d'Exploitation et, dans un tel cas, le Loyer Additionnel sera rajuste en consequence.

         5.1.4 Nonobstant toutes autres dispositions prevues au present Bail, en tout temps pendant un Exercice Financier ou la Superficie Locative de l'Immeuble ne sera pas occupee a CENT POUR CENT (100%), alors pour les fins de calcul des Frais d'Exploitation, la Quote-Part du Locataire aura comme denominateur la superficie louee de l'Immeuble pourvu cependant que la superficie louee de l'Immeuble ne soit en aucun cas reputee inferieure a QUATRE-VINGT-CINQ (85%) pour cent de la Superficie Locative de l'Immeuble.

5.2      TAXES FONCIERES:

         5.2.1 Au cours de chaque Exercice Financier, le Locataire paiera sa Quote Part des Taxes Foncieres sur reception d'une facture du Bailleur. Cependant, le Bailleur se reserve se droit de changer le mode de perception des Taxes Foncieres et de les facturer de facon similaire a ce qui est prevu pour les Frais d'Exploitation ou autrement.

         5.2.2 Si le Bailleur decide en son absolue discretion de contester les Taxes Foncieres, toutes les depenses s'y rapportant feront partie des Frais d'Exploitation et tout remboursement eventuel lui sera credite.

         5.2.3 Au cours du Terme, si le systeme de taxation fonciere est modifie, ou qu'en remplacement ou en plus des Taxes Foncieres, une nouvelle taxe ou cotisation est imposee, les mots Taxes Foncieres incluront alors cette nouvelle taxe ou cette cotisation.

ARTICLE 6
TAXES

6.1 Le Locataire paiera a echeance toutes les Taxes. Si le mode de perception des Taxes changeait de facon a rendre le Bailleur responsable de son paiement, le Locataire remboursera le Bailleur sur demande.


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                                       16

ARTICLE 7
UTILISATION ET ENTRETIEN DES LIEUX LOUES

7.1 UTILISATION DES LIEUX LOUES - Le Locataire s'engage a utiliser les Lieux Loues avec prudence et diligence. Il s'engage a ne pas troubler la jouissance normale des autres locataires, a defaut de quoi il sera tenu envers le Bailleur et les autres locataires de reparer le prejudice qui en resulte, que celui-ci soit cause par son fait ou par les personnes auxquelles il permet l'usage ou l'acces des Lieux Loues. Le Locataire reconnait et convient qu'il est un locataire parmi plusieurs autres dans l'Immeuble et, qu'en consequence, il exploitera ses affaires dans les Lieux Loues de facon compatible avec le meilleur interet de l'Immeuble.

7.2 USAGES PROHIBES - Sans limiter la generalite de ce qui precede et sans deroger aux obligations du Locataire prevues au present article, le Locataire ne pourra utiliser ou tolerer ou permettre que les Lieux Loues, ou toute partie de ceux-ci, Solent utilises pour aucune des activites ou affaires suivantes, dans ou a partir des Lieux Loues:

         7.2.1    toute pratique frauduleuse ou immorale;

         7.2.2 tout commerce ou toute activite a l'egard duquel le Bailleur a accorde une exclusivite ou s'est engage en vertu de clauses de non-concurrence dans d'autres baux ou offres de location signes par le Bailleur et dont le Bailleur a avise le Locataire, par ecrit, avant ou apres la signature du Bail. Le Locataire consent a ne pas exploiter ses affaires dans les Lieux Loues de maniere a causer la transgression par le Bailleur de telles clauses d'"exclusivite" et s'engage a indemniser et a tenir le Bailleur a couvert de toutes poursuites ou reclamations, et de tous couts et depenses a cet egard. Si, de l'avis du Bailleur, l'usage des Lieux Loues par le Locataire est prohibe par une disposition d'un autre bail, le Locataire devra immediatement cesser cet usage, sur avis ecrit du Bailleur, a defaut de quoi le Bailleur aura le droit d'exiger une penalite egale au quadruple du Loyer Minimum payable pour chaque Jour de defaut ou mettre fin a ce Bail par avis ecrit, sans porter atteinte a tous ses autres droits et recours.

                  Le Locataire reconnait et convient que, aux fins de l'article
                  16.4 des presentes, le Bailleur ne sera pas repute retenir son consentement de facon deraisonnable en refusant toute sous-location ou cession pour l'une ou l'autre des affaires ou activites susdites. Le Bailleur pourra, de plus, exiger sur simple demande que le Locataire cesse immediatement toute activite prohibee.

7.3 OCCUPATION DES LIEUX LOUES - Le Locataire ne laissera pas les Lieux Loues vacants et y gardera en tout temps des biens meubles.

7.4 ENTRETIEN ET REPARATION DES LIEUX LOUES - Le Locataire assumera et paiera toutes les depenses relatives a l'utilisation et a l'entretien des Lieux Loues. A cet effet, le Locataire s'engage a effectuer, a ses frais, tous les remplacements et les reparations necessaires pour maintenir les Lieux Loues en bon etat, a l'exception des remplacements et reparations dus a la vetuste. La presente disposition inclut l'obligation pour le Locataire de payer les remplacements et reparations relatifs a la structure ou aux systemes electromecaniques de l'Immeuble lorsque ceux-ci sont imputables a un acte ou omission du Locataire, ou de toute personne a laquelle le Locataire a permis l'usage ou l'acces des Lieux Loues. Il est expressement convenu que tous les travaux ou les remplacements aux systemes electromecaniques ne pourront etre effectues que par le Bailleur. De plus, le Bailleur pourra en tout temps, sans l'autorisation du tribunal, effectuer tous les travaux necessaires, les remplacements, les reparations et l'entretien qu'il jugera necessaires pour assurer la conservation et la jouissance de l'Immeuble et des Lieux Loues. Si le Bailleur procede a ces travaux, il s'assurera que la jouissance des Lieux Loues ne soit pas diminuee de facon importante. Si la nature des travaux, des remplacements, des reparations et de l'entretien l'exige, le Bailleur pourra demander, sans l'autorisation du tribunal, l'evacuation ou la depossession temporaire des Lieux Loues. Le Bailleur devra alors user de son droit de facon raisonnable et indemniser le Locataire. Nonobstant ce qui precede, le Locataire ne pourra resiller ou exiger de reduction de Loyer.

7.5 INSPECTIONS ET REPARATIONS - Le Bailleur et ses representants pourront en tout temps avoir acces aux Lieux Loues pour en examiner la condition et faire les modifications qu'ils jugeront necessaires ou utiles pour l'exploitation et le bon entretien de l'Immeuble ou des systemes electromecaniques.

7.6 DROIT D'ENTREE - Si le Bailleur juge necessaire de faire passer certains elements des systemes desservant l'Immeuble a travers les Lieux Loues, le Locataire autorise le Bailleur a executer ce travail dans les Lieux Loues, sans indemnisation, pourvu que la jouissance paisible des Lieux Loues par le Locataire n'en soit pas affectee de facon importante.

7.7 REBUTS - LE Locataire suivra les consignes du Bailleur en rapport avec les rebuts.

7.8 AVIS DE DEFECTUOSITE - Le Locataire avisera le Bailleur dans un delai raisonnable de toute defectuosite ou deterioration susceptible d'endommager les Lieux Loues, l'Immeuble, les Installations et Aires Communes.

ARTICLE 8
AMELIORATIONS LOCATIVES

8.1 Toutes les ameliorations locatives faites dans les Lieux Loues, devront etre prealablement approuvees par le Bailleur et repondront aux conditions suivantes:

         8.1.1 Le Locataire devra, a ses frais et sous peine de suspension des travaux, les faire executer par des entrepreneurs et sous-entrepreneurs approuves par le Bailleur qui devront:

            a) fournir au Bailleur les plans et devis demontrant les ameliorations locatives proposees ainsi que tout document necessaire a l'approbation des travaux tels permis de construction, plan de distribution mecanique, plan d'architecture, plan electrique, plan d'elevation ainsi que plaquette de fini, le cas echeant, Si les plans et devis sont approuves par le Bailleur et attestes par le sceau du Bailleur, les ameliorations locatives devront etre realisees en conformite avec ces plans et devis; aucune amelioration locative ne pourra etre faite par le Locataire tant et aussi longtemps que les plans n'auront pas ete approuves par le Bailleur et attestes par son sceau;

            b) obtenir de chaque entrepreneur et sous-entrepreneur, avant le debut des travaux, les certificats de regularite et documents suivants:

                  - resolution de la compagnie attestant le droit de signature;

                  - cautionnement de soumission (lorsque demande; il est a noter que le cautionnement de soumission doit absolument etre fourni avec la soumission);

                  -        cautionnement d'execution (lorsque demande);

                  -        licence de la regie des entreprises de construction;

                  - certificat de regularite avec la CCQ; (carte de competence, permis etc.)

                  - certificat de regularite avec la CSST; (contribution dument versee, etc.)

                  -        liste des sous-entrepreneurs;

            c)    se procurer les permis et autorisations requis;

            d) effectuer les ameliorations locatives suivant les directives du Bailleur;

            e) souscrire une assurance responsabilite couvrant leurs activites dans l'Immeuble pour un montant minimum de DEUX MILLIONS DE DOLLARS (2 000 000,00 $). Les polices d'assurance devront nommer le Bailleur co-assure. A cet effet, le Locataire sera responsable de tous les dommages causes par ses contracteurs ou sous-entrepreneurs ainsi que ses fournisseurs.

                  De plus, if est expressement convenu que tous les travaux touchant les systemes electromecaniques ne pourront etre effectues que par le Bailleur.

         8.1.2 Le Locataire reconnait qu'il n'est pas le mandataire du Bailleur aux fins des ameliorations locatives qu'il execute dans les Lieux Loues et que ces ameliorations locatives sont realisees par lui-meme et pour son propre benefice, et ce meme si le Bailleur, suivant les usages du marche, verse au Locataire une allocation d'amenagement.

         8.1.3 Le Locataire devra verser au Bailleur CINQ (5%) pour cent du cout des ameliorations locatives afin de dedommager celui-ci pour l'administration, la supervision des travaux et l'approbation des plans et ce, au plus tard a la fin des travaux. Advenant le cas ou le Bailleur verse une Allocation au Locataire, tel que prevu a l'Annexe "C" des presentes, le cas echeant, le Bailleur retiendra CINQ (5%) pour cent de l'Allocation afin de se dedommager pour l'administration, la supervision des travaux et l'approbation des plans; ladite Allocation deviendra due et exigible par le Locataire aux termes de l'Annexe "C" des presentes, le cas echeant.

         8.1.4 De plus, au plus tard DIX (10) jours avant que ne commencent les travaux dans les Lieux Loues, le Locataire devra remettre au Bailleur au choix de ce dernier, soit une caution de garantie sur la construction, soit une lettre de garantie bancaire pour la valeur du travail a etre effectue dont la formule et le contenu seront sujets a l'approbation du Bailleur agissant raisonnablement, ou soit un avis de renonciation et un engagement de liberation pour toutes hypotheques ou autre surete pouvant exister ou naitre du fait de materiaux fournis. Si une telle garantie ou un tel avis de renonciation ou engagement de liberation n'est pas fourni, tel que requis, le Bailleur aura le droit d'ordonner la cessation immediate de tout travail en cours ou a etre effectue par tel entrepreneur ou sous-entrepreneur dans les Lieux Loues.

         8.1.5 Advenant l'enregistrement d'une hypotheque ou autre surete, le Locataire devra la faire radier a ses frais dans les QUINZE
                  (15) jours, faute de quoi, il devra fournir au Bailleur un depot suffisant pour payer ladite hypotheque ou autre surete et les frais s'y rapportant, lequel depot lui sera remis, moins les frais encourus par le Bailleur, sur preuve de radiation de l'hypotheque ou autre surete. Si le Locataire fait defaut de deposer la somme requise, le Bailleur pourra faire radier l'hypotheque ou autre surete et reclamer au Locataire le remboursement des sommes deboursees, plus les frais et les interets au Taux Preferentiel.

         8.1.6 Chaque entrepreneur devra respecter les regles de fonctionnement de l'Immeuble qui lui seront remises lors de l'octroi du contrat et tous les travaux seront faits apres les Heures d'Affaires de l'Immeuble; si des travaux doivent etre executes durant les Heures d'Affaires, alors, ces travaux devront etre prealablement autorises et permis par le gestionnaire de l'Immeuble. De plus, le Bailleur fournira un garde de securite, aux frais du Locataire, s'il doit travailler dans un espace autre que les Lieux Loues ou si le Locataire doit utiliser le monte-charge, pendant l'execution des travaux dans les Lieux Loues.

         8.1.7 Le Locataire devra faire parvenir les plans tels que construits, dessins d'atelier et rapport de balancement, plans approuves par la Ville en plus des quittances finales, dessins d'atelier, manuel d'operation dans les DEUX
                  (2) semaines de la fin des travaux.

                  De plus, que les ameliorations locatives soient faites par le Bailleur, par le Locataire sans allocation du Bailleur, ou par le Locataire avec une Allocation du Bailleur, tous les autres termes et conditions ainsi que la liste des travaux sont decrits a l'Annexe "C" des presentes.

8.2 Le Locataire devra, a ses propres frais, remettre les Lieux Loues propres et en bon etat, sous reserve des reparations dues a la vetuste et reparer tout dommage cause a l'Immeuble par l'enlevement des ameliorations locatives.

         L'enlevement des ameliorations locatives des Lieux Loues et les reparations devront etre completes avant la fin du Terme ou, dans le cas d'une terminaison anticipee du Terme, dans les DIX (10) jours suivant la reception d'un avis ecrit du Bailleur a cet effet, lequel devra etre donne au plus tard dans les TRENTE (30) jours suivant la date de reprise de possession des Lieux Loues par le Bailleur.

         A defaut par le Locataire de respecter le present article, le Bailleur pourra exiger du Locataire, immediatement sur demande, tous les couts et depenses alors engages par le Bailleur ainsi que des frais d'administration de QUINZE (15%) pour cent de ces couts et depenses lies a l'enlevement des ameliorations locatives par le Bailleur et/ou les reparations, etant entendu qu'une telle obligation survivra la fin du present Bail.

         A la condition qu'il se soit acquitte de toutes ses obligations en vertu du Bail, le Locataire pourra a la Fin du Bail enlever tous les biens meubles se trouvant sur les Lieux Loues. Tous les biens meubles dans les Lieux Loues a la Fin du Bail seront reputes avoir ete abandonnes et le Bailleur pourra en disposer a sa guise, sans compensation.

ARTICLE 9
ASSURANCES

9.1 En tout temps pendant le Terme, le Locataire maintiendra en vigueur a ses frais:

            a) une assurance contre la responsabilite civile des entreprises couvrant les Lieux Loues et les biens s'y trouvant, pour un montant d'au moins CINQ MILLIONS DE DOLLARS (5 000 000,00 $) pour chaque evenement isole ou pour tout montant superieur que le Bailleur peut raisonnablement demander de temps a autre, laquelle assurance devra etre dotee des garanties requises par le Bailleur;

            b) une assurance dite "formule etendue" couvrant tous les biens situes dans les Lieux Loues, et notamment les ameliorations locatives, pour un montant egal a leur cout de remplacement, sans deduction aucune pour la depreciation, laquelle devra de plus etre dotee des avenants suivants: la valeur a neuf, et tout autre avenant requis par le Bailleur;

            c) une assurance contre le bris des equipements et machines (sous pression ou autres) dite "formule combinee" et protegeant sur les Lieux Loues l'auto-destruction de ces equipements et machines, les dommages causes par tous ces evenements et la perte d'exploitation en decoulant, pour un montant egal aux dommages totaux previsibles, sans deduction aucune pour la depreciation, laquelle assurance devra etre dotee des avenants requis par le Bailleur;

            d) une assurance contre la perte d'exploitation dite "formule etendue", pour une periode minimale de DOUZE (12) mois, dont le montant de protection devra etre suffisant pour rembourser le Locataire pour toutes pertes de revenus, et pour les depenses additionnelles attribuables notamment aux risques assures en vertu des sous-paragraphes a), b) et c) susmentionnes, laquelle assurance devra etre dotee des avenants requis par le Bailleur;

            e) toute autre assurance que le Bailleur pourra raisonnablement exiger de temps a autre.

9.2      Toutes les polices d'assurance devront:

            a)    etre acceptables au Bailleur en forme et en substance;

            b)    etre souscrites aupres d'assureurs acceptables au Bailleur;

            c) prevoir qu'elles ne pourront expirer ou etre modifiees sans que l'assureur ne donne au Bailleur un preavis ecrit de DIX
                  (10) jours a cet effet;

            d) nommer le Locataire et le Bailleur comme assures, selon leurs interets;

            e) contenir une clause de renonciation subrogatoire des droits que les assureurs du Locataire pourraient avoir contre le Bailleur et les personnes dont il est legalement responsable.

9.3      AUGMENTATION DU RISQUE - Le Locataire devra:

            a) voir a ne poser aucun geste qui aurait pour effet d'aggraver tous risques et pouvant augmenter les primes d'assurance couvrant l'Immeuble;

            b) se conformer aux exigences des assureurs du Bailleur ou de toute association d'assureurs ayant autorite en la matiere;

            c) s'abstenir d'introduire dans les Lieux Loues des matieres dangereuses ou contaminantes ou autres, tel que defini par toute Loi ou reglementation en vigueur de temps a autre, sauf pour les fins normales de son occupation et dans des quantites permises par les polices d'assurance du Bailleur. En cas de violation emportant augmentation du cout d'assurance du Bailleur, le Locataire devra rembourser le montant de l'augmentation.

9.4 ATTESTATIONS - Le Locataire devra fournir les certificats d'assurance au Bailleur, au moins DIX (10) jours avant de prendre possession des Lieux Loues et par la suite dans les DIX (10) jours suivant le renouvellement des polices concernees.

9.5 En cas de defaut du Locataire de maintenir l'assurance requise ou de fournir les certificats requis, le Bailleur aura le droit de souscrire l'assurance en question et les primes devront lui etre remboursees par le Locataire.

ARTICLE 10
ACCES DU BAILLEUR AUX LIEUX LOUES

10.1 VISITE DES LIEUX LOUES - Durant les DOUZE (12) derniers mois du Terme, le Locataire devra permettre la visite des Lieux Loues durant les Heures d'Affaires aux personnes interessees a sa location.

         Le Locataire permettra la visite des Lieux Loues en tout temps pendant les Heures d'Affaires a tout courtier, acquereur, ballieur de fonds ou evaluateur de l'lmmeuble. Le Bailleur sera tenu d'exercer son droit de facon raisonnable.

ARTICLE 11
ENDOMMAGEMENT ET DESTRUCTION

11.1 DESTRUCTION DES LIEUX LOUES - Advenant l'endommagement des Lieux Loues par un sinistre couvert par l'assurance du Bailleur, ce dernier devra manifester son intention au Locataire par avis ecrit expedie dans les TRENTE (30) jours du sinistre, a l'effet que les Lieux Loues sont:


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                                       21

         11.1.1 totalement inhabitables ou dangereux a utiliser et raisonnablement irreparables dans les CENT QUATRE-VINGTS (180) jours, dans quel cas, l'une ou l'autre des parties pourra resilier le Bail avec effet retroactif a compter de la date du sinistre. Si tel avis n'est pas donne dans les QUINZE (15) jours suivant l'avis prevu a l'Article 11.1, le Loyer sera suspendu depuis le sinistre jusqu'a ce que les Lieux Loues soient repares et prets a etre occupes par le Locataire;

         11.1.2 totalement inhabitables ou dangereux a utiliser mais raisonnablement reparables dans les CENT QUATRE-VINGTS (180) jours, le Loyer sera suspendu depuis le sinistre jusqu'a ce que les Lieux Loues soient repares et prets a etre occupes par le Locataire;

         11.1.3 raisonnablement reparables dans les CENT QUATRE-VINGTS (180) jours et utilisables en partie dans l'entre temps, le Loyer sera suspendu proportionnellement a l'espace inutilisable et ce, depuis le sinistre jusqu'a ce que les dommages soient repares.

11.2 DESTRUCTION DE L'IMMEUBLE - Si le Bailleur est d'avis qu'il devra signifier, par ecrit, dans les TRENTE (30) jours du sinistre, que VINGT (20%) pour cent ou plus de la Superficie Locative de l'Immeuble est endommagee ou s'il est d'avis que l'Immeuble est devenu dangereux et que l'Immeuble ne pourra raisonnablement etre repare dans les CENT QUATRE-VINGTS (180) jours ou, que le produit de l'assurance disponible ne couvrira pas le cout des reparations, alors le Bailleur pourra resilier le Bail avec effet retroactif a la date du sinistre, tous rajustements de Loyer etant faits a compter de cette date.

         11.2.1 AUCUNE OBLIGATION DE RECONSTRUIRE - Le Bailleur n'aura en aucun cas l'obligation de reconstruire ou de reparer l'Immeuble, les Lieux Loues ou leur contenu.

ARTICLE 12
EXPROPRIATION

12.1 RESILIATION DU BAIL - Advenant une expropriation ou une prise de possession (ci-apres appelee l'"Expropriation") par une autorite competente rendant l'exploitation de l'Immeuble ou des Lieux Loues impraticables de l'avis du Bailleur, celui-ci pourra mettre fin au Bail a compter de la date de l'Expropriation par avis ecrit au Locataire.

12.2 AUCUNE OBLIGATION DE CONTESTATION - Le Bailleur n'a aucune obligation de contester l'Expropriation. Les deux parties pourront, s'il y a lieu, reclamer tous dommages eventuels directement de la partie expropriante.

ARTICLE 13
DOMMAGES

13.1 RESPONSABILITE DU BAILLEUR - Nonobstant toute disposition a l'effet contraire, le Bailleur ne sera responsable en aucun cas de dommages survenant dans les Lieux Loues ou dans l'Immeuble, pour quelque cause que ce soit, sauf en cas de faute de sa part causant directement le dommage. Le Bailleur ne sera pas responsable des dommages que pourrait subir le Locataire en raison d'une faute imputable a un locataire ou a un tiers, meme si celui-ci est une personne a laquelle le Locataire ou tout autre locataire de l'Immeuble a permis l'usage ou l'acces des Lieux Loues.

13.2 AUCUNE DIMINUTION DE LOYER - A moins d'etre specifiquement prevu dans ce Bail, aucun evenement se rapportant a l'Immeuble ou aux Lieux Loues ni aucun acte du Bailleur de quelque nature que ce soit ne donneront au Locataire le droit a une diminution de Loyer ou a une resiliation du Bail. Neanmoins, le Locataire pourra, si un tribunal l'accorde, obtenir du Bailleur des dommages-interets en raison d'un prejudice directement imputable a la faute du Bailleur.


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                                       22

ARTICLE 14
ENSEIGNES ET PUBLICITE

14.1 CONSENTEMENT DU BAILLEUR- Toute enseigne ou materiel publicitaire visible depuis l'exterieur des Lieux Loues ou distribue dans l'Immeuble devra etre approuve par le Bailleur qui pourra exiger que le Locataire cesse de s'en servir, sans delai. Si le Locataire ne se conforme pas a la demande, le Bailleur pourra le faire a sa place et aux frais du Locataire.

14.2 ENTRETIEN DES ENSEIGNES - Le Locataire devra entretenir a ses frais toutes ses installations publicitaires et compenser le Bailleur de tous dommages que ces installations pourraient lui causer.

14.3 PUBLICITE DOMMAGEABLE - Le Locataire ne pourra faire aucune publicite risquant d'etre dommageable a la reputation du Bailleur, de l'Immeuble ou des autres locataires et devra cesser cette publicite sur demande du Bailleur.

ARTICLE 15
RESPECT DES LOIS ET INDEMNISATION

15.1 RESPECT DES LOIS - Le Locataire devra respecter les Lois et Reglements se rapportant a toute activite reliee aux Lieux Loues. Sans restreindre la generalite de ce qui precede, le Locataire verra a faire effectuer tout changement aux Lieux Loues ou aux activites qui s'y rapportent qui pourrait etre legalement exige par les autorites competentes. A defaut de ce faire, le Bailleur, apres un avis au Locataire lui enjoignant de se conformer dans un delai raisonnable, pourra le faire a sa place et a ses frais qui devront lui etre aussitot rembourses.

15.2 INDEMNISATION DU BAILLEUR - Le Locataire indemnisera le Bailleur de toute penalite qu'il aura a payer par suite du defaut du Locataire de se conformer au present Article, plus les depenses relatives, y compris les honoraires legaux engages par le Bailleur pour faire valoir ses droits.

15.3 CLAUSE ENVIRONNEMENTALE - Au cours du Terme et de tout renouvellement, le Locataire s'engage a respecter les Lois Environnementales et a s'y conformer sans delai et a ses frais et a aviser sans delai le Bailleur de tout rejet et de toute presence a l'interieur ou a l'exterieur des Lieux Loues de Contaminants et Matieres Dangereuses qui seraient contraires aux Lois Environnementales.

         Le Locataire est responsable de tout dommage de quelque nature qu'il soit, cause a l'Immeuble ou aux Lieux Loues suite au non respect des Lois Environnementales, un tel dommage pouvant egalement entrainer la resiliation du Bail.

         Nonobstant toutes dispositions a l'effet contraire, le Locataire s'engage a indemniser et a tenir le Bailleur, ses representants, mandataires ou employes, indemnes et a couvert relativement aux reclamations, pertes, frais, dommages qu'ils soient corporels, moraux ou materiels, actions, poursuites ou procedures decoulant ou attribuables au fait, au refus, a la negligence ou a l'omission du Locataire de se conformer aux Lois Environnementales.

ARTICLE 16
CESSION ET SOUS-LOCATION

16.1 CONSENTEMENT IMPERATIF DU BAILLEUR - Le Locataire ne pourra pas sous-louer ou ceder ce Bail ou les Lieux Loues en tout ou en partie ni en permettre l'utilisation par un tiers sans le consentement ecrit du Bailleur qui ne pourra le refuser sans motif serieux.

         16.1.1 Dans le cas d'une sous-location ou cession de quelque partie des Lieux Loues, le sous-locataire ou cessionnaire ne beneficiera d'aucune option reliee au Bail, a moins d'un consentement ecrit du Bailleur a l'effet contraire.


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                                       23

         16.1.2 La seule occupation, par le cessionnaire ou par le sous-locataire propose, de la totalite ou d'une partie des Lieux Loues ou la simple tolerance du Bailleur a cet egard ou l'acceptation de quelque paiement par le Bailleur ne constituera pas une renonciation a l'obligation du Locataire d'obtenir le consentement du Bailleur a une cession ou une sous-location.

16.2 CESSION REPUTEE - Si le Locataire est une compagnie, une societe de personnes ou une societe par action, tout changement effectif de controle est repute constituer une cession. Alors, pour que la cession soit reconnue par le Bailleur, le Locataire devra respecter toutes et chacune des obligations du present article 16.

16.3 RENSEIGNEMENTS A ETRE FOURNIS - La dernande du Locataire visant a obtenir le consentement a la sous-location ou a la cession devra comporter les elements suivants:

         16.3.1 le nom, l'adresse et le numero de telephone du sous-locataire ou cessionnaire propose ou dans le cas de changement effectif de controle d'une societe ou d'une compagnie, ceux des dirigeants de la societe ou de la compagnie.

         16.3.2 des informations acceptables au Bailleur concernant l'experience commerciale des personnes concernees;

         16.3.3 des references de banques et d'autres etablissements de credit, des etats financiers si disponibles et tout autre renseignement que le Bailleur peut raisonnablement exiger pour les fins de son evaluation;

         16.3.4 si le sous-locataire ou le cessionnaire est une societe ou une compagnie, les statuts constitutifs ou les declarations tels que modifies;

         16.3.5 l'engagement ecrit par le sous-locataire ou cessionnaire de respecter toute et chacune des dispositions du present Bail incluant, sans limitation, l'obligation de consentir aux memes garanties que le Locataire ou a toute autre garantie que le Bailleur pourrait raisonnablement exiger.

         16.3.6 les documents se rapportant a la sous-location ou a la cession.

16.4 REFUS JUSTIFIE - Le Bailleur pourra refuser la sous-location ou la cession pour tout motif serieux comprenant notamment:

         16.4.1 la non-fourniture des renseignements exigibles en vertu de l'Article 16.3;

         16.4.2 la mauvaise reputation ou le manque de succes commercial du sous-locataire ou du cessionnaire;

16.5 REPONSE DU BAILLEUR - Dans les TRENTE (30) jours de la reception de la demande complete accompagnee des documents prescrits, le Bailleur informera le Locataire:

            a)    de son refus de consentement precisant les motifs du refus, ou

            b)    de son consentement, ou

            c) du fait qu'il choisit comme alternative de resilier le Bail a compter du QUINZIEME (15(e)) jour de la date de son avis, le Locataire ayant toutefois la faculte de se desister de sa demande de sous-location ou cession a l'interieur desdits QUINZE (15) jours.

16.6 DELAIS POUR LA SOUS-LOCATION OU LA CESSION - Si le Locataire n'effectue pas la sous-location ou la cession dans les SOIXANTE (60) jours de l'obtention du consentement du Bailleur, le consentement sera considere nul et le Locataire devra recommencer ses demarches pour pouvoir effectuer une sous-location ou une cession.

16.7 Si le Bailleur n'execute pas envers le Locataire les obligations auxquelles il est tenu, le sous-locataire ne pourra exercer contre le Bailleur les droits et recours appartenant au Locataire pour les faire executer.


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                                       24

16.8 SOLIDARITE - Nonobstant toute sous-location ou cession, le Locataire demeurera solidairement responsable avec le cessionnaire ou le sous-locataire, le cas echeant, de toutes ses obligations en vertu du Bail, c'est-a-dire que le Bailleur pourra s'adresser a lui et a la Caution (s'il y a lieu) pour remplir toutes les obligations du Locataire, tout comme s'il n'y avait pas eu de sous-location ou de cession.

16.9 FRAIS DE SOUS-LOCATION OU DE CESSION - Si la sous-location ou la cession est acceptee, le Locataire devra rembourser au Bailleur ses frais administratifs relies a l'approbation de la sous-location ou a la cession, lesquels lui seront factures par le Bailleur et ceci par cheque certifie remis au moment de la signature de la sous-location ou de la cession.

16.10 APPROBATION DES ANNONCES - Il est interdit d'annoncer une sous-location ou une cession eventuelle de quelque facon que ce soit, sans l'approbation expresse du Bailleur quant a la substance et a la forme d'une annonce proposee, toute publicite concernant la sous-location ou la cession de locaux pouvant nuire a l'Immeuble.

ARTICLE 17
ASSUJETTISSEMENT ET SUBORDINATION

17.1 CESSION PAR LE BAILLEUR - Si le Bailleur vend, loue, transfere ou cede autrement la totalite ou une partie de l'Immeuble ou s'il cede le present Bail ou un interet dans celui-ci, et si ledit acheteur ou cessionnaire assume les obligations du Bailleur en vertu du Bail ou de la loi, le Bailleur sera alors libere de toute responsabilite a l'egard de ses obligations en vertu des presentes ou de la loi.

17.2 SUBORDINATION - Tous les droits du Locataire en vertu des presentes seront assujettis et subordonnes aux droits de tout creancier detenant une hypotheque ou autre charge reelle sur l'Immeuble ou de tout autre cessionnaire des droits du Bailleur en vertu du Bail et le Locataire devra reconnaitre tel creancier hypothecaire ou cessionnaire comme Bailieur en vertu des presentes, le tout constituant une condition essentielle du present Bail. Le Bailleur s'engage a faire des efforts raisonnables pour veiller a ce que telle subordination ou reconnaissance n'ait pour effet d'entraver le droit du Locataire de jouir des Lieux Loues, conformement au Bail, tant et aussi longtemps que le Locataire ne sera pas en defaut en vertu des presentes.

17.3 SIGNATURE DE TOUT DOCUMENT - Le Locataire verra a signer tout document et a faire toute chose que le Bailleur pourrait lui demander pour subordonner le Bail a toute charge grevant ou devant grever l'Immeuble et ce, aux frais du Bailleur.

ARTICLE 18
DEFAUT ET RECOURS

18.1 Un defaut aura lieu:

            a) lorsque le Locataire fera defaut de remplir toute obligation en vertu du present Bail:

                  au dela de CINQ (5) jours suivant la reception d'un avis ecrit du Bailleur s'il s'agit d'une obligation financiere; et au dela de QUINZE (15) jours suivant la reception d'un avis ecrit du Bailleur dans les autres cas (a moins qu'il s'agisse d'un defaut prevu ailleurs au present paragraphe 18.1 ou que le defaut ne soit pas susceptible d'etre corrige dans ce delai, auquel dernier cas le Locataire devra avoir commence a y remedier dans ce delai et continuer a ce faire avec diligence) ou dans tel delai plus court stipule au Bail (ce dernier delai devant prevaloir); ou

            b) si le Locataire fait l'objet de toute procedure ayant trait a la faillite, a l'insolvabilite, a la liquidation ou a la dissolution ou perd le controle des biens situes dans les Lieux Loues; ou


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                                       25

            c) si le Locataire fait une vente d'entreprise de ses biens ou si des biens dans les Lieux Loues sont saisis et que mainlevee n'est pas obtenue dans les QUINZE (15) jours; ou

            d) si le Locataire laisse les Lieux Loues vacants durant CINQ (5) jours consecutifs ou si ceux-ci sont utilises par une personne non-autorisee en vertu du Bail; ou

            e) si une sous-location ou une cession est tentee ou une garantie du Locataire donnee autrement qu'en vertu du Bail;

                  Le seul ecoulement de tout delai prevu au present paragraphe
                  18.1 ou ailleurs dans le Bail aura pour effet de constituer le Locataire en demeure.

18.2 DEFAUT ET RECOURS - Chaque fois qu'un cas de defaut se produit, sous reserve des autres droits et recours qui lui sont conferes par le present Bail ou par la loi et nonobstant toute autre disposition legislative, le Bailleur dispose des droits et recours suivants, qui sont cumulatifs et non alternatifs:

            a) le droit de terminer le present Bail par avis au Locataire et suite a cet avis, le Locataire ne pourra plus remedier au defaut en cause;

            b) le droit de penetrer dans les Lieux Loues, a titre de mandataire du Locataire, et de relouer les Lieux Loues pour la duree et aux conditions que le Bailleur determine a sa discretion, de recevoir le Loyer pour ces Lieux Loues, de prendre possession, a titre de mandataire du Locataire, de tout bien du Locataire se trouvant dans les Lieux Loues, d'entreposer ces biens aux frais et risques du Locataire ou de vendre ou ceder autrement ces biens de la maniere que le Bailleur juge appropriee sans avis au Locataire; de faire des modifications aux Lieux Loues en vue de faciliter leur relocalisation; d'appliquer le produit de toute vente ou relocalisation au paiement de toutes les depenses engagees par le Bailleur a l'egard de cette relocalisation ou de cette vente et de toute autre dette du Locataire envers le Bailleur et, en dernier lieu, au paiement du Loyer arriere; le solde sera retenu par le Bailleur et impute sur les futurs paiements de Loyer venant a echeance. Le Locataire demeurera responsable envers le Bailleur de toute insuffisance;

            c) le droit de remedier ou de tenter de remedier, aux frais du Locataire et sans responsabilite pour le Bailleur, a tout defaut du Locataire en vertu du present Bail pour le compte du Locataire et de penetrer dans les Lieux Loues a cette fin;

            d) le droit de recouvrer du Locataire tous les dommages subis ainsi que toutes les depenses engagees par le Bailleur en consequence d'un defaut du Locataire incluant, si le Bailleur met fin au present Bail, le droit de recouvrer a titre de dommages-interets liquides toute difference entre les montants que le Locataire aurait du payer pendant le reste du Terme du Bail suivant cette terminaison et les montants nets reellement recus par le Bailleur pendant cette periode a l'egard des Lieux Loues;

            e) si la resiliation du Bail resulte de la faillite ou de l'insolvabilite ou est fondee sur celle-ci, le droit de recouvrer du Locataire le plein montant du Loyer pour une periode de TROIS (3) mois precedant la faillite ainsi que le Loyer des TROIS (3) mois suivants; et

            f) s'il est mis fin au Bail en vertu des dispositions de l'Article 18.2, le droit de recouvrer du Locataire la partie non amortie de toute allocation ou tout investissement pour ameliorations ou tout autre paiement incitatif paye par le Bailleur aux termes du present Bail.

18.3 INDEMNITE - Si le Bailleur retient les services d'un conseiller juridique en rapport avec la non-execution par le Locataire de ses obligations en vertu des presentes, ce dernier devra payer au Bailleur a titre de dedommagement et ce, en plus des frais judiciaires, des honoraires de QUINZE (15%) pour cent du montant du Loyer du en rapport avec ces services juridiques.


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                                       26

ARTICLE 19
AVIS

19.1 Tous avis a etre donnes en vertu des presentes seront envoyes par courrier recommande ou telecopieur ou livres en mains propres a l'adresse de la partie telle que figurant a l'article 1.1.12 des presentes.

         Les avis par le courrier seront reputes avoir ete recus le TROISIEME (30(e)) jour ouvrable de la mise au courrier et ceux par telecopieur le jour ouvrable suivant leur expedition.

         Le Locataire elit domicile dans les Lieux Loues pour toutes fins reliees aux presentes.

ARTICLE 20
FIN DU BAIL

20.1 Toute occupation des Lieux Loues par le Locataire apres la Fin du Bail n'aura pas pour effet de le prolonger, de le renouveler ou de le reconduire de facon expresse ou tacite.

20.2 Le Bailleur pourra permettre au Locataire advenant l'occupation des Lieux Loues par le Locataire, apres la Fin du Bail, de continuer son occupation en vertu d'un bail mensuel moyennant un Loyer Minimum mensuel plus eleve de CINQUANTE (50%) pour cent que le dernier Loyer Minimum payable (calcule mensuellement) en vertu du Bail, les autres conditions du Bail demeurant les memes.

ARTICLE 21
RETARD INEVITABLE

21.1 Sauf s'il s'agit du paiement d'une somme d'argent, chaque fois que ce Bail prevoit qu'une obligation doit etre accomplie, elle doit l'etre sous reserve de Retard Inevitable. Le Locataire et le Bailleur seront reputes ne pas etre en defaut d'accomplir une obligation prevue aux presentes s'ils en sont empeches par Retard Inevitable et tout delai d'accomplissement de telle obligation sera prolonge en consequence.

         Les parties s'aviseront respectivement, sans delai, du debut, de la cause, de la duree probable et des consequences, au meilleur de leur connaissance, de tout Retard Inevitable.

ARTICLE 22
MODIFICATION DU BAIL ET ACCOMPLISSEMENT PAR UN TIERS

22.1 MODIFICATION DU BAIL - Toute modification du Bail ne sera valable qu'en autant que le Bailleur, le Locataire et la Caution (s'il y a lieu) l'auront enterinee par ecrit.

22.2 ACCOMPLISSEMENT PAR DES TIERS - Un tiers ne pourra acquerir de droits en vertu des presentes en accomplissant une obligation qui releve du Locataire.

ARTICLE 23
DISPOSITIONS ADDITIONNELLES

23.1 DECLARATION D'INTENTION - Ce Bail se veut un document simple en langage ordinaire. Lorsque des mots ou des expressions a sens general sont utilises, l'on entend leur conferer leurs sens larges, a moins que le contexte ne dicte clairement le contraire.

23.2 ABSENCE DE RENONCIATION - Le fait par l'une des parties de ne pas avoir exerce l'un ou l'autre de ses droits ne doit pas constituer un precedent.

23.3 ANNULATION DES ENTENTES ANTERIEURES - Ce Bail constitue l'entente complete entre les parties concernant les Lieux Loues. Il remplace tous documents et discussions anterieurs entre les parties.


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                                       27

23.4 AYANTS-DROIT - Le Bail liera les successeurs et ayants-droit des parties.

23.5 COMMISSION DE COURTAGE - Le Locataire garantit au Bailleur qu'il n'y a pas de courtier implique dans cette transaction. Toute commission de courtage relative a la presente transaction sera la responsabilite exclusive du Locataire qui devra indemniser le Bailleur de toute reclamation s'y rapportant, sauf si le Bailleur a donne un mandat ecrit a un agent pour la presente transaction.

23.6 CONVERSION - Les facteurs de conversion convenus par les parties sont les suivants:

             1 metre               =        3,2808 pieds
             1 metre carre         =       10,7643 pieds carres
             1 pied                =        0,3048 metre
             1 pied carre          =        0,0929 metre carre

23.7 DROITS CUMULATIFS - Aucun droit confere au Bailleur ne sera exclusif d'un autre; au contraire, les droits du Bailleur seront cumulatifs.

23.8 ENGAGEMENT DE COOPERER - Les parties s'engagent a signer tous documents et a faire toutes choses necessaires ou souhaitables pour donner effet a l'intention des presentes.

23.9 PUBLICATION DU BAIL - Le Locataire aura le droit de publier le Bail uniquement apres approbation prealable par le Bailleur, qui ne pourra refuser sans motif serieux, le tout aux frais du Locataire, incluant les frais de publication et les frais d'une copie publiee pour le Bailleur, a condition qu'il n'y ait aucune mention des conditions financieres, a defaut de quoi, le Bailleur pourra radier ladite publication aux frais du Locataire. En cas de publication, le Locataire devra, a la Fin du Bail, voir a la radiation de ladite publication a ses depens, faute de quoi le Bailleur pourra y voir aux frais du Locataire.

23.10 INVALIDITE PARTIELLE - Toutes les parties de ce Bail sont divisibles. Si pour une raison quelconque, une portion s'averait illegale ou inoperante, les autres portions demeureraient en vigueur, quitte a les reajuster suivant les circonstances.

23.11 INTERPRETATION - Dans ce Bail, a moins que le contexte ne dicte autrement,

                      le masculin emportera le feminin et le singulier le pluriel, et les mots "ci-dessus", "des presentes" ou ainsi que des mots ou expressions semblables se referent au Bail en son entier.

23.12 LOIS - Ce Bail sera regi par les lois en vigueur dans la Province de Quebec. En outre, par les presentes, toutes les parties elisent domicile devant le tribunal competent du district judiciaire de Montreal, et ce, pour toutes les poursuites judiciaires qui pourront etre instituees en ce qui a trait a l'application du present Bail, nonobstant le fait que l'une ou l'autre des parties puisse avoir signe en dehors du district judiciaire de Montreal.

23.13 PAIEMENTS TARDIFS - L'acceptation par le Bailleur de tout cheque antidate ou de tout paiement tardif doit etre considere comme un mode de perception seulement, sans derogation aux droits du Bailleur en vertu des presentes.

         Toutes sommes dues par le Locataire et non payees a echeance porteront interet au Taux Preferentiel.

23.14 RESPONSABILITE SOLIDAIRE - Si plusieurs personnes signent ce Bail, leur responsabilite sera solidaire, voulant dire que chaque personne sera responsable de toutes les obligations du Bail.

23.15 TITRES - Les titres et la numerotation des Articles ont ete inseres pour fins de commodite seulement et ne doivent pas servir a l'interpretation du texte.

23.16 DELAIS DE RIGUEUR - Tout delai prevu au Bail et se rapportant a tout engagement ou obligation du Locataire ou du Bailleur, est de rigueur.

23.17 PROTECTION DES RENSEIGNEMENTS PERSONNELS - Le Locataire, autorise specifiquement le Bailleur a obtenir tous les renseignements (et constituer un dossier, s'il le desire) de solvabilite ou autres renseignements personnels qu'il desire et qui sont pertinents ou necessaires a la conclusion ou a l'execution du present Bail, concernant le Locataire. A cet effet, toute personne, notamment, les agents de renseignements personnels (bureaux de credit), banque, sous-traitants et fournisseurs possedant de tels renseignements sont, par les presentes, autorises a communiquer ces renseignements au Bailleur, pendant toute le Terme du present Bail, et ulterieurement si necessaire.

         Les demandes de renseignements du Bailleur ne devront en aucune facon affecter, nuire ou toucher aux droits du Locataire eu egard a ses brevets, droits d'auteur et/ou secrets industriels ou tout autre droit de meme nature.

23.18 PROHIBITION DE VENTE AUX ENCHERES - Dans le cas d'une faillite par le Locataire, aucune vente aux encheres, effectuee par quelqu'autorite competente que ce soit, ne sera permise dans les Lieux Loues.

ARTICLE 24
REGLEMENTS

24.1 Le Locataire devra se conformer aux "Reglements" gouvernant l'usage de l'Immeuble joints aux presentes comme Annexe "E", tels que modifies de temps a autre par le Bailleur, dans la mesure ou ils ne sont pas contradictoires avec le Bail. Les Reglements pourront etablir des differences entre les differents genres d'entreprise dans l'Immeuble, mais devront etre appliques au Locataire d'une facon non discriminatoire. Le Bailleur devra aviser le Locataire de tout changement aux reglements au moins cinq (5) jours a l'avance.

ARTICLE 25
DISPOSITIONS SPECIALES/ ANNEXES

Les Annexes font partie integrante de ce Bail.

EN FOI DE QUOI le Locataire reconnait que nonobstant le fait que le Bail ait ete redige et soumis par le Bailleur, il a pu librement en discuter, il en comprend toutes les dispositions et il a recu les explications adequates sur la nature et l'etendue du Bail. Le Locataire a signe les presentes a Quebec, ce _________(e) jour de _______________, __________.

                                                              NEURO-BIOTECH INC.

                                                                     "Locataire"

_____________________________                Par:_______________________________
Temoin                                           Docteur Andree G. Roberge
                                                 Presidente, Directrice generale
_____________________________
Temoin


EN FOI DE QUOI le Bailleur a signe les presentes a Quebec, ce __________(e) jour de _______________, __________.

              SITQ BUREAUX INC., dOment representee par son mandataire SITQ INC.

                                                                      "Bailleur"

_____________________________               Par:________________________________
Temoin                                          Jean-Louis Dube
                                                ler vice-president, Exploitation
                                                Developpement et construction


_____________________________               Par:________________________________
Temoin                                          Daniel Archambault
                                                Vice-president
                                                Bureaux et parcs d'affaires

                                   ANNEXE "B"
                      DESIGNATION CADASTRALE DE L'IMMEUBLE

Les Lieux Loues sont situes dans l'Edifice connu est designes sous le nom de "Complexe de Ville I", (dont la superficie totale locative est de 9 197,47 metres carres approximativement) au numero civique: 1000, route de l'Eglise, dans la ville de Sainte-Foy, province de Quebec, faisant partie integrante de l'Immeuble Complexe de Ville dont les edifices Complexe de Ville I et II sis aux numeros civiques 1000 et 1020, route de l'Eglise respectivement; construits sur le lot de:

a) la resubdivision UN de la resubdivision DEUX de la subdivision UN du lot originaire deux cent quatre-vingt-huit (288-1-2-1) aux plans et livres de renvoi du cadastre officiel pour la paroisse de Sainte-Foy, division d'enregistrement de Quebec;

b) la resubdivision DEUX de la resubdivision DEUX de la subdivision UN du lot originaire deux cent quatre-vingt-huit (288-1-2-2) du meme cadastre;

c) et la resubdivision ONZE de la subdivision UN du lot originaire deux cent quatre-vingt-huit (288-1-11) du meme cadastre.

Le tout sujet a tous les droits, titres et interets lui resultant de deux (2) Baux emphyteotiques dont l'un execute avec la Ville de Sainte-Foy devant Me Hugues Laquerre, Notaire, le 25 septembre 1970 et enregistre a Quebec le 28 octobre 1970 sous le numero 678887 et l'autre execute entre les memes parties devant Me Pierre Champagne, Notaire, le 16 juin 1975 et enregistre a Quebec le 19 juin 1975 sous le numero 809766.

                                   ANNEXE "C"
                  TRAVAUX A ETRE FAITS PAR CHACUNE DES PARTIES

Le Bailleur amenagera les lieux loues selon le plan d'amenagement approuve par le Bailleur et par le Locataire apres entente, pour un montant maximum de CINQUANTE-TROIS DOLLARS ET VINGT-HUIT CENTS (53,28$ ) le pied carre, reparti de la facon suivante:

1. des travaux de TREIZE DOLLARS ET TRENTE-NEUF CENTS (13,39 $) le pied carre pour la coquille; et

2. des travaux de TRENTE-NEUF DOLLARS ET QUATRE-VINGT-NEUF CENTS (39,89 $) le pied carre pour les ameliorations locatives, tel qu'evalue par le Bailleur. Toutes les ameliorations locatives faites dans les Lieux Loues, pendant le Terme, devront etre prealablement approuvees par le Bailleur et repondront aux conditions suivantes:

3. le Bailleur transformera un des ascenseurs en monte-charge, tel que prevue a l'article 1.1.13 v.

                                    ANNEXE D
          PARTAGE DES RESPONSABILITES RELATIVES A L'AIRE DE SERVICES EN
                           COMMUN DU REZ-DE-CHAUSSEE

         1.       RESPONSABILITE DU LOCATAIRE

         Le Locataire est responsable de la manutention de ses produits et dechets de laboratoire ainsi que de la manutention et l'utilisation des differents equipements contenus dans l'Aire de Services en Commun (congelateurs, cabinets ventiles, rangement pour produits radioactifs, etc).

         Le Locataire est responsable de l'inventaire des produits qu'il laisse dans l'Aire de Services en Commun.

         Le Locataire est responsable de l'accueil de tous livreurs ou representants se presentant a l'entree de l'Aire de Services en Commun pour Neuro-Biotech (sous reserve du controle d'acces a cette aire effectue par les preposes du Bailleur) ainsi que de l'inventaire de tous produits sortant ou entrant dans l'aire et des autorisations d'entree ou de sortie devant etre fournies.

         Le Locataire est responsable de l'application des lois et reglements environnementaux ainsi que de l'obtention et le maintien en vigueur des permis necessaires a la manutention des produits vises.

         Le Locataire est responsable de l'obtention et du maintien en vigueur des polices d'assurances conformes a l'article 9 du Bail relativement a l'utilisation de l'Aire de Services en Commun.

         Le Locataire assumera entierement les couts inherents a son laboratoire concernant la disposition des dechets biologiques, radioactifs (solides et liquides), chimiques (solides et liquides) et des matieres dangereuses (inflammables, corrosives et toxiques) assuree par un tiers et paiera sur facturation.

         Le Locataire est responsable de l'entreposage et de la circulation de ses bonbonnes de gaz.

         2.       RESPONSABILITE DU BAILLEUR

         Le Bailleur fournit l'Aire de Services en Commun ainsi que les equipements qui s'y trouvent (un congelateur, trois cabinets ventiles, un rangement pour produits radioactifs, etc.). Le Bailleur est responsable de la conformite de l'amenagement de cette aire avec les Lois et Reglements applicables. Il est responsable du bon fonctionnement de ces equipements et de leur entretien.

         Le Bailleur est responsable de l'entretien menager de l'Aire de Services en Communs (Le Locataire est cependant responsable de nettoyer tout deversement de ses produits de laboratoire).

                                   ANNEXE "E"
                                   REGLEMENTS

1. Le Locataire convient d'observer les reglements suivants ainsi que les autres reglements que le Bailleur pourra adopter de temps a autre en rapport avec la saine gestion de l'Immeuble.

         1.1 Les reglements ne devront pas etre incompatibles avec les termes du Bail.

         1.2 Toute modification aux reglements devra etre communiquee au Locataire.

2.       CIRCULATION

         2.1 L'Acces a l'Immeuble sera controle en dehors des heures d'affaires par un systeme de securite, qui permettra en tout temps de verifier l'identite de tout visiteur et en refuser l'acces pour tout motif raisonnable.

         2.2 Defense d'entraver la circulation - Le Locataire ne doit laisser ou permettre que ne soit laisse aucun objet qui puisse entraver la circulation dans les Installations et Aires Communes de l'Immeuble.

         2.3 Chargement et dechargement - Le chargement et le dechargement de marchandises et de meubles doivent etre aux risques du Locataire et suivant les consignes du Bailleur. Le chargement et le dechargement de produits bio-medicaux doivent se faire en utilisant le debarcadere bio-medical.

3.       SERVICES GENERAUX

         3.1 Les travaux du Locataire a l'interieur des Lieux Loues et la manutention de marchandises et de meubles seront effectues par les preposes du Bailleur aux frais du Locataire et ceci aux tarifs fixes de temps a autre par le Bailleur. Toutefois, la manutention de produits bio-medicaux sera effectuee par le Locataire.

4.       ESPACES PUBLICS

         4.1 L'utilisation des Installations et Aires Communes de l'Immeuble sera sous le controle exclusif du Bailleur, sauf le debarcadere, considerant les responsabilites prevues a l'annexe D.

5.       URGENCE ET SECURITE

         5.1 Toute urgence doit etre portee a l'attention de l'officier de securite du Bailleur.

         5.2 Seuls les escaliers et issues de secours doivent etre utilises en cas d'urgence.

         5.3 Une coordination et une collaboration etroites devront etre maintenues entre les services de securite eventuels du Locataire et du Bailleur, pour la protection de l'Immeuble.

         5.4 Interruption des services mecaniques de circulation - Le service des ascenseurs, des monte-charges et des escaliers mecaniques de l'Immeuble pourra etre interrompu pour des raisons d'entretien ou d'urgence.

         5.5 Interdiction de fumer - Il est interdit de fumer dans les ascenseurs et monte-charges de l'Immeuble.

6.       SYSTEMES MECANIQUES ET ELECTRIQUE

         6.1 Systemes mecaniques et electriques - L'entretien des systemes mecaniques et electriques prives du Locataire sont a sa charge, a moins d'entente contraire.

         6.2 Les repartitions des couts d'alimentation des fluides, de la consommation electrique ou de toute autre source d'energie seront effectuees par le Bailleur.

7.       VEHICULES ET ANIMAUX

         7.1 Il est interdit d'introduire a l'interieur de l'Immeuble ou des Lieux Loues tout animal ou vehicule, exception faite:

         a) des animaux ou vehicules necessaires au deplacement des personnes aveugles ou autrement handicapees et

         b) des vehicules qui pourraient etre autorises dans les aires de stationnement, apres entente avec le concessionnaire du stationnement et sous les directives du Bailleur.

8.       APPAREILS, EQUIPEMENTS ET COFFRES-FORTS

         8.1 A l'exception de l'equipement de bureau, aucun appareil ou piece d'equipement ne pourra etre introduit dans l'Immeuble sans l'approbation du Bailleur, qui pourra en refuser l'installation ou designer l'emplacement eventuel des objets lourds a placer dans les Lieux Loues.

9.       ACTIVITES ILLICITES DU LOCATAIRE ET COLPORTAGE

         9.1 Le Locataire devra voir a ne pas gener les voisins et a respecter le bon ordre et la securite de l'Immeuble. Toute sollicitation et tout colportage dans l'Immeuble sont strictement defendus et le Locataire convient de collaborer avec le Bailleur pour empecher ce genre d'activites.

10.      VENTES ET COMMERCES

         10.1 La vente de marchandises et de services est interdite sans l'accord prealable du Bailleur.

11.      ENSEIGNES ETC.

         11.1 Le Locataire doit s'assurer que tout enseigne ou objet visible de l'exterieur des Lieux Loues se conforme aux directives du Bailleur. Les affiches et le materiel publicitaire sont interdits.

12.      PUBLICITE, ADRESSE

         12.1 Les mots "COMPLEXE DE VILLE" ne doivent etre utilises par le Locataire que pour decrire les Lieux Loues ou en designer l'adresse. Les mots "SOCIETE IMMOBILIERE TRANS-QUEBEC INC.", "SITQ IMMOBILIER" et "SITQ INC." sont reserves a la raison sociale du Bailleur.

         12.2 Le Bailleur se reserve le droit d'empecher toute publicite d'un Locataire qui nuirait a la securite, a la bonne reputation ou au bon fonctionnement de l'Immeuble, et, sans limiter la generalite de ce qui precede, le Bailleur pourra interdire a un Locataire, toute publicite concernant une activite illegale ou la vente d'un produit illicite ou inadmissible.

         12.3 Le Bailleur se reserve le droit, en tout temps et sans preavis au Locataire, de changer l'adresse et les codes postaux de l'Immeuble.

13.      SYSTEMES MECANIQUES ET ELECTRIQUES

         13.1 Les services speciaux d'entretien et de reparation des systemes mecaniques et electriques a l'interieur des Lieux Loues ne devront etre effectues que par le Bailleur et seront a la charge du Locataire, suivant les tarifs etablis par le Bailleur de temps a autre.

         13.2 Le service de climatisation et de chauffage s'effectuera pendant les Heures d'Affaires. Tout supplement sera a la charge du Locataire, suivant les tarifs etablis par le Bailleur de temps a autre.

         13.3 La densite humaine dans les Lieux Loues ne devra pas depasser une (1) personne pour cent (100) pieds carres de superficie louee.

14. UTILISATION DES UNITES AUTONOMES OU A INDUCTION DE CLIMATISATION ET DE CHAUFFAGE

         14.1 Afin d'assurer le bon fonctionnement du systeme de climatisation, le Locataire ne devra pas utiliser les unites autonomes ou a induction du systeme de climatisation et chauffage (zone peripherique) pour fins d'entreposage de documents ou d'autres objets.

         14.2 Tous rideaux installes aux fenetres devront etre installes de facon a ne pas y nuire.

         14.3 Le Locataire doit en tout temps garder les fenetres exterieures fermees (si applicable) et pendant le cycle de refroidissement, garder les stores de toutes les fenetres exposees au soleil egalement fermes.

15.      PORTES D'ACCES AUX LIEUX LOUES

         15.1 Le Locataire ne modifiera pas le systeme d'acces aux Lieux Loues sans le consentement du Bailleur. Si plus de deux cles sont requises pour chaque serrure, le Bailleur les fournira aux frais du Locataire. Le Locataire remettra au Bailleur toutes les cles des Lieux Loues a la Fin du Bail.

16.      NETTOYAGE (ENTRETIEN MENAGER)

         16.1 Les services de nettoyage des espaces a bureaux et des espaces publics seront executes seulement par les preposes du Bailleur, sauf entente contraire.

                                   ANNEXE "F"
                               RESOLUTION STANDARD

EXTRAIT DU PROCES-VERBAL D'UNE ASSEMBLEE DES ADMINISTRATEURS DE NEURO-BIOTECH INC. (ci-apres appelee la "Compagnie") tenue le 1998.

IL EST RESOLU:

QUE la Compagnie contracte un bail avec SITQ BUREAUX INC., representee par son mandataire SITQ INC., pour des locaux situes dans 1'Edifice portant le numero civique 1020 route de l'Eglise, Bureau 600, a Sainte-Foy, le tout conformement a un projet de Bail soumis a l'assemblee.

QUE MADAME ANDREE ROBERGE PRESIDENTE, DIRECTRICE GENERALE soit autorisee a signer le Bail.

Je, ____________________, soussignee, certifie que ce qui precede est une copie fidele d'une resolution adoptee a une assemblee des administrateurs de la Compagnie dument convoquee et tenue le ____________________e jour de ____________________, __________.

Ce ____________________e jour de ____________________, __________.

___________________________________________
, Secretaire

                                   ANNEXE "G"
                   REGLES DE MESURAGE POUR EDIFICES SELON BOMA

1.       AVANT-PROPOS:

         Les presentes regles regissent la facon de mesurer les superficies de plancher des edifices; elles sont inspirees de la norme "ANSI Z-65-1-1980", reproduite par BOMA International dans la publication "Standard Method for Measuring Floor Area in Office Buildings" - reprinted June 1996".

2.       PRINCIPES DE MESURAGE:

         2.1 Toute superficie est mesuree horizontalement au niveau du plancher; le long d'un mur exterieur, la mesure est prise a la partie preponderante, mur ou vitre.

         2.2      Toute longueur est mesuree en metre et centimetre.

         2.3      Toute superficie est exprimee en metre et centimetres carres.

         2.4 La superficie totale pour un type donne de superficies est la somme des superficies de meme type pour tous les etages.

         2.5 Le mesurage est effectue sur place; la superficie interieure, la superficie non locative et la superficie de support sont des superficies qui sont generalement mesurees; les autres superficies sont generalement calculees.

3.       DEFINITIONS ET RECLES DE MESURAGE:

         3.1      SUPERFICIE INTERIEURE

                  3.1.1 La superficie interieure est la superficie comprise a l'interieur de la face interieure des murs exterieurs d'un etage.

                  3.1.2    Regles de Mesurage

                           Les mesures interieures sont prises a la partie preponderante du mur exterieur, mur ou vitre si les fenetres occupent au moins CINQUANTE pour cent (50%) du mur vu de l'interieur.

         3.2      SUPERFICIE NON LOCATIVE

                  3.2.1 La superficie non locative est la somme des superficies des espaces necessaires a l'exploitation de tout 1'Edifice; elle comprend:

                           -        les corridors reliant DEUX (2) edifices:

                           - les halls d'entree, incluant le vestibule, sauf les petits vestibules construits a meme la superficie principale et dont le seul but est d'empecher l'air froid d'entrer dans les locaux;

                           - les escaliers et les rampes pour pietons reliant des etages differents autant que des etages a mi-niveau, les ascenseurs et monte-charge, a l'exception de ceux qui se trouvent dans la superficie principale et qui servent exclusivement un locataire occupant des espaces sur plusieurs etages;

                           -        les puits verticaux traversant l'etage:
                                    cheminee, gaine pour la mecanique, la
                                    tuyauterie, l'electricite, etc.;

                           - les chambres mecaniques, de distribution electrique, de chauffage ou de conciergerie desservant tout l'Edifice;

                           - les espaces a bureaux dont la hauteur libre est inferieure a DEUX (2) metres;

                           La superficie de support est non locative et demeure aux frais du Locateur lorsque la superficie principale est situee sur un etage dont une partie est louee ou utilisee pour des fonctions autres que pour des bureaux ou de l'entreposage.

                  3.2.2    Regles de mesurage

                           a) Les superficies non locatives sont mesurees avec leurs murs d'enceinte sauf si ces murs sont des murs exterieurs;

                           b) Les espaces non locatifs logeant des murs inclines vers l'interieur se mesurent de la face interieure du mur jusqu'au point ou la hauteur libre est egale a DEUX (2) metres;

                           c) La superficie non locative totale est la somme des superficies ci-haut mentionnees.

         3.3      SUPERFICIE LOCATIVE

                  3.3.1 La superficie locative comprend la superficie principale et la proportion appropriee de la superficie de support; aucune deduction n'est faite pour les colonnes ou les projections faisant partie de l'immeuble.

                  3.3.2    Regles de mesurage

                           La superficie locative comprend ses murs d'enceinte a l'exception des murs exterieurs et des murs deja consideres dans la superficie non locative; des murs separant des espaces a bureaux et des espaces de stationnement ou d'entreposage sont entierement attribues aux espaces de stationnement ou d'entreposage;

                           a) Lorsqu'il n'y a qu'un seul occupant sur l'etage, la superficie locative s'obtient en soustrayant la superficie non locative de la superficie interieure;

                           b) Lorsque plusieurs occupants occupent l'etage, la superficie locative de chaque occupant est egale a la somme de la superficie principale qu'il occupe plus sa proportion de la superficie de support;

                           c) La somme des superficies locatives des occupants d'un meme etage est egale a la superficie locative totale.

         3.4      SUPERFICIE DE SUPPORT

                  3.4.1    La superficie de support comprend:

                           - les salles de mecanique, telephonie, electricite, conciergeries desservant uniquement l'etage;

                           -        les toilettes;

                           -        les corridors fixes;

                           - la superficie horizontale comprise entre (a) le fini interieur au niveau du plancher le long des murs exterieurs et (b) la vitre, si la superficie locative inclut cet espace;

                  3.4.2    Regles de Mesurage

                           Les superficies de support sont mesurees avec leurs murs d'enceinte a l'exception des murs exterieurs et des murs deja consideres dans la superficie non locative;

                           a) La superficie de support d'un etage est repartie entre les occupants au prorata des superficies principales qu'ils occupent sur cet etage;

                           b)       Si la superficie de support sert
                                    exclusivement a un seul locataire, elle lui est toute attribuee

         3.5      SUPERFICIE PRINCIPALE

                  3.5.1 La superficie principale est la partie de la superficie locative destinee aux operations du Locataire

                  3.5.2    Regles de Mesurage

                           a) Les superficies principales comprennent la moitie de l'epaisseur des murs qui les separent d'une autre superficie principale;

                                    La superficie principale s'obtient
                                    generalement en soustrayant la superficie de support de la superficie locative.

                                   ANNEXE "H"
                             CERTIFICAT DU LOCATAIRE

              A NE REMPLIR QU'EN CAS D'APPLICATION DE L'ARTICLE 17

PROPRIETE    : ________________________________________________________________

LOCATEUR     : ________________________________________________________________

LOCATAIRE    : ________________________________________________________________

DATE DU BAIL : ________________________________________________________________

A:           : Le Bailleur ou toute Personne qui est, peut devenir ou prevoit devenir Preteur Garanti ainsi qu'a tout acheteur eventuel de la Propriete ou d'une PARTIE DE CELLE-CI.
               ________________________________________________________________

LE SOUSSIGNE, Locataire en vertu du Bail susmentionne, atteste et declare par les presentes ce qui suit:

(i) Le Locataire a accepte et occupe les lieux ayant une Superficie d'environ ____________________ PIEDS CARRES (__________ PI.CA.) et est
         en possession de ceux-ci;

(ii) Le Bail a ete valablement signe et livre par le Locataire (et la Caution, le cas echeant) et le Locataire (et la Caution le cas echeant) a vu a ce que toutes les mesures necessaires aient ete prises pour donner effet a ce qui precede;

(iii)    Le Bail est actuellement en vigueur et n'a subi aucune modification;

(iv) Il n'existe pas de defaut, que ce soit de la part du Locataire ou du Bailleur, conformement au Bail a l'egard duquel un avis de defaut a ete donne;

(v) A ce jour, le Locataire n'a pas de moyen de contestation, de demande reconventionnelle ou de demande de compensation ou de deduction en vertu du Bail ou autrement a l'encontre des loyers ou des autres frais qui sont dus ou le deviendront en vertu du Bail et en outre, aucun evenement ou fait n'est survenu qui donnerait au Locataire le droit ou la possibilite de resilier le Bail avant l'expiration du Terme;

(vi) Aucun loyer en vertu du Bail n'a ete paye plus de TRENTE (30) jours avant sa date d'echeance;

(vii)    Les Lieux Loues ne comportent pas de vice de construction;

(viii) Tous les Travaux du Locateur ont ete paracheves a la satisfaction du Locataire.

Le Locataire atteste et declare par les presentes que les declarations qui precedent, y compris toute exception pouvant avoir ete ajoutee a celles-ci, sont completes et exactes et qu'il est possible de s'y fier et d'agir sur la foi de celles-ci.

Fait a a ____________________, ce ____________________(e) jour de
____________________, __________.

Par:_____________________________
    Locataire

                                   ANNEXE "I"
                          QUESTIONNAIRE ENVIRONNEMENTAL

1.       Nom du locataire: NEURO-BIOTECH INC.
                           -----------------------------

2.       Personne responsable: _________________________

         Titre: _________________________

         No de telephone: _________________________

         No de Fax: _________________________

3.       Responsable des risques environnementaux: _________________________

         No de telephone au bureau: _________________________

         No de telephone a la residence: _________________________

4.       Information generale:

         A) Decrire la nature de vos operations et l'utilite de l'usage des lieux loues.

         ______________________________________________________________________

         ______________________________________________________________________

         B) Decrire la nature et les quantites de dechets (autre que du papier) qui seront generes mensuellement ou annuellement par votre entreprise sur les lieux loues.

         ______________________________________________________________________

         ______________________________________________________________________

         C) De quelle maniere disposerez-vous des dechets generes par votre entreprise et qui en sera le transporteur ?

         ______________________________________________________________________

         ______________________________________________________________________

         D) Aurez-vous besoin d'un certificat d'autorisation, permis ou approbation environnementale pour vos operations sur les lieux loues. Si oui, indiquez les details et joindre votre certificat.

         ______________________________________________________________________

         ______________________________________________________________________

         E) Aurez-vous des decharges d'eaux usees ou des emissions d'air pollue ?

         ______________________________________________________________________

         ______________________________________________________________________

         F) Aurez-vous besoin d'equipement de controle de pollution sur place pour reduire l'emission d'air pollue ou la decharge des eaux usees ? (Indiquez les details et les normes a respecter).

         ______________________________________________________________________

         ______________________________________________________________________

         G) Aurez-vous besoin d'un reservoir d'entreposage souterrain ou de surface pour vos operations sur les lieux loues ? (Indiquez les details du reservoir et du materiel a entreposer).

         ______________________________________________________________________

         ______________________________________________________________________

         H) Utiliserez-vous des produits chimiques, solvants ou autre produits potentiellement dangereux dans vos operations sur les lieux loues ? (Indiquez la nature, les quantites et les details pertinents).

         ______________________________________________________________________

         ______________________________________________________________________

         I) De quelle maniere entreposerez-vous ces materiaux et produits dans les lieux loues ?

         ______________________________________________________________________

         ______________________________________________________________________

         J) Avez-vous l'intention d'avoir un plan d'entrainement de prevention d'urgence en place, pour eviter ou repondre a un incident environnemental ? (Indiquez les details incluant une copie du plan et de la procedure d'entrainement).

         ______________________________________________________________________

         ______________________________________________________________________

         Date:_______________              Signature:__________________________

                                 ETAT DE COMPTE

NEURO-BIOTECH INC.


1020, route de l'Eglise                              Date :  au 31 juillet 1999
Bureau 600
Sainte-Foy (Quebec) G 1 V 3 V9

1)   C/R loyer                                       392 683,13 $
2)   C/R Gaz                                          53 193,81 $
3)   C/R electricite                                  56 483,43 $
4)   C/R demande de service                               40,26 $
5)   C/R amenagements                                192 463,28 $
6)   Interets cumules                                 46 690,00 $
                                                     ------------

Solde a recevoir au 31 juillet 1999                  741 553,91 $
                                                     ============


                                  ANNEXE ((K))

                            DEVIS D'ENTRETIEN MENAGER

NEURO-BIOTECH

Sainte-Foy, le 11 fevrier 1998

Monsieur Jacques Larochelle
Vice-president des ventes
EMPRO
1375, boul. Charest Ouest, Bur. 16
Quebec (Qc)
GIN 2E7

Monsieur,

Pour faire suite a notre conversation telephonique, Neuro-Biotech Corporation accepte le devis de l'entretien menager (voir copie) presente avec l'ajout du passage de l'aspirateur sur le bord des plaintes au moins une fois par semaine dans les laboratoires et les bureaux. (Voir soumission du 29/01/93 ci-jointe).

La superficie totale du laboratoire entretenue est de 4 685 p.c. excluant la salle de culture cellulaire, la laverie et la sterilisation. (Voir page 3 du fax du 02/02/93 : 15 :00).

Je vous prie de recevoir, Monsieur, mes salutations distinguees.

Michel Charest, B.Sc. Vice-president
R & D, Service et Approvisionnement

MC/cb

p.j.

cc.      M.Bruno Turcotte, B.A.A., E.A.
         Administrateur immobilier
         SITQ IMMOBILIER

                                  ANNEXE ((K))

                            DEVIS D'ENTRETIEN MENAGER

29 janvier 1998

                                   SOUMISSION

                                ENTRETIEN MENAGER

Endroit et place concernes       :       NEURO-BIOTECH
                                         1020, route de l'Eglise
                                         Bureau 600

Services offerts                 :       Tels que mentionnes au devis
                                         Descriptif presente en annexe

Jours de travail                 :       Du lundi au vendredi inclusivement
                                         A l'exception des jours feries par les
                                         Occupants

PRIX AU PLED CARRE  LABORATOIRE  :       $1.15/PIED CARRE

                    BUREAU       :       $0.86/PLED CARRE

                                         _______________________________________
                                         Signature

                                  ANNEXE ((K))

                            DEVIS D'ENTRETIEN MENAGER

                                ENTRETIEN MENAGER

                     SALLE DE DOCUMENTATION ET LABORATOIRES


-------------------------------------- ------------------------------------------ -------------------------------------
                                                     OPERATIONS DE
                ITEMS                                  NETTOYAGE                               FREQUENCE
-------------------------------------- ------------------------------------------ -------------------------------------
Planchers de tuiles et de linoleum     Vadrouiller                                Tous les jours
                                       Laver avec un detergent neutre             Deux fois par semaine
                                       Cirer et polir                             Tous les mols
                                       Rebatir le plancher (1)                    1 fois per annee
-------------------------------------- ------------------------------------------ -------------------------------------
Poubelles                              Vider et nettoyer                          Tous les jours
                                       Laver les poubelles                        1 fois par semaine
-------------------------------------- ------------------------------------------ -------------------------------------
Telephones                             Epousseter et laver                        1 fois par semaine
-------------------------------------- ------------------------------------------ -------------------------------------
Dessus des bureaux                     Epousseter et laver                        1 fois par semaine
(Centre de documentation)
-------------------------------------- ------------------------------------------ -------------------------------------
Surfaces horizontales telles que       Epousseter                                 Toutes les deux semaines
radiateurs, caniveaux et tablettes
de fenetres
-------------------------------------- ------------------------------------------ -------------------------------------
Surfaces horizontales non atteintes    Epousseter                                 Tous les mois
lors de l'entretien journallier
-------------------------------------- ------------------------------------------ -------------------------------------
Vitres de partition                    Enlever les taches                         Au besoin
-------------------------------------- ------------------------------------------ -------------------------------------
Lavabo                                 Nettoyer et desinfecter                    Tous les jours
                                       Ajouter du papier at savon a main          Tous les jours
-------------------------------------- ------------------------------------------ -------------------------------------
Murs                                   Laver les taches                           Au besoin
-------------------------------------- ------------------------------------------ -------------------------------------


(1)      Rebatir le plancher:

         Decapage
         Neutralisation
         Scellage
         3 couches de cire

NOTE:

A moins d'avis contraire, le dessus des ameublements de laboratoire n'est pas nettoye. Laver seulement les planchers et ramasser les poubelles dans la piece de radioactivite. Ne jamais ramasser les sacs a dechets rouges, jaunes et orange. Nettoyer les surfaces en plexiglass avec un produit sans alcool.